UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.    )

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Bank of Commerce Holdings
(Name of Registrant as Specified in its Charter)

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Bank of Commerce Holdings

555 Capitol Mall, Suite 1255

Sacramento, California 95814

(800) 421-2575

2018 Annual Meeting of Shareholders

April 5, 2018

Dear Shareholder:

It is my pleasure to invite you to the 2018 Annual Meeting of Shareholders (the “Annual Meeting”) of Bank of Commerce Holdings (the “Company”).

The Annual Meeting will be held on Tuesday, May 22, 2018 at 10:00 a.m. Pacific Time at the Bank of Commerce Holdings’ corporate headquarters building located at 555 Capitol Mall, Sacramento, California 95814 in the Third Floor Boardroom. In addition to the formal items of business, I will report on the Company’s 2017 performance and provide some comments on its future.

At the Annual Meeting, you will be asked to elect the slate of directors, to ratify the selection of the Company’s independent registered public accounting firm for 2018 and to vote in an advisory (non-binding) capacity on a resolution approving compensation of the Company’s named executive officers. This mailing includes the formal notice of the Annual Meeting and the Proxy Statement. The Proxy Statement describes in greater detail the business that will be conducted at the Annual Meeting. Financial results and information about the Company and its subsidiaries can be found in the Annual Report to Shareholders (which includes Form 10-K for the fiscal year ended December 31, 2017), which accompanies this Proxy Statement.

Please vote promptly by telephone, internet or mail regardless of whether or not you plan to attend the meeting. Your vote is important.

I look forward to seeing you at the meeting.

Sincerely,

/s/ Randall S. Eslick

Randall S. Eslick

President and Chief Executive Officer

The accompanying Proxy Statement and proxy card are first being mailed to shareholders on or about April 5, 2018.

Bank of Commerce Holdings

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date:	Tuesday, May 22, 2018
Time:	10:00 a.m. Pacific Time
Place:	Bank of Commerce Holdings 555 Capitol Mall Third Floor Boardroom Sacramento, California 95814

The 2018 Annual Meeting of Shareholders (the “Annual Meeting”) of Bank of Commerce Holdings (the “Company”) will be held at the date, time and place noted above. At the Annual Meeting, you will be asked to:

●	Elect the slate of nine directors, each to serve for a term of one year;

●	Ratify the selection of Moss Adams LLP as the Company’s independent registered public accounting firm for 2018;

●	Vote in an advisory (non-binding) capacity on a resolution approving compensation of the Company’s named executive officers; and

●	Transact any other business that may properly be presented at the Annual Meeting.

If you were a shareholder of record as of the close of business on Monday, March 26, 2018, you are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. The accompanying Proxy Statement and proxy card are first being mailed to shareholders on or about Thursday, April 5, 2018.

Whether or not you plan to attend the Annual Meeting, please vote promptly by telephone or over the internet. Instructions regarding telephone and internet voting are included on the proxy card. Alternatively, you may complete and mail the enclosed proxy card (please allow a minimum of ten business days for your proxy card to be processed). If you choose to vote by mail, please mark, sign and date the proxy card and return it in the enclosed envelope. Your proxy may be revoked at any time before it is exercised as explained in the Proxy Statement. Returning your proxy card will not limit your rights to attend or vote at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on May 22, 2018: The Bank of Commerce Holdings Proxy Statement for the 2018 Annual Meeting of Shareholders being held on Tuesday, May 22, 2018 and the Annual Report to Shareholders (which includes Form 10-K for the fiscal year ended December 31, 2017) are available on the internet at www.bankofcommerceholdings.com and www.proxyvote.com.

By Order of the Board of Directors,

/s/ Andrea M. Schneck

Andrea M. Schneck

Corporate Secretary

Sacramento, California

April 5, 2018

Bank of Commerce Holdings

PROXY STATEMENT

INFORMATION ABOUT THE 2018 ANNUAL MEETING OF SHAREHOLDERS AND VOTING

Why did you send me this Proxy Statement?

The Board of Directors (the “Board”) of Bank of Commerce Holdings (the “Company”) is soliciting proxies from its shareholders to be used for voting at the Annual Meeting of Shareholders on Tuesday, May 22, 2018 (the “Annual Meeting”). This Proxy Statement summarizes the information you need to know to cast an informed vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares. Instead, you may simply use the convenient telephone or internet voting method as described on the proxy card or complete, sign and return the enclosed proxy card (please allow a minimum of ten business days for your proxy card to be processed).

Along with this Proxy Statement, you are being sent the 2017 Annual Report to Shareholders (“Annual Report”), which includes Form 10-K for the fiscal year ended December 31, 2017 (“Form 10-K”).

Who is entitled to vote?

Shareholders of record at the close of business on Monday, March 26, 2018 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, the Company had 16,241,226 shares of common stock (“Common Stock”) outstanding and entitled to vote.

There are two types of ownership of the Company’s Common Stock: (i) registered and (ii) beneficial ownership through third-party nominees. A significant percentage of the Company’s shareholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own names. As summarized below, there are some differences between the two types of ownership.

Registered Owners

Registered owners hold their shares in their own names with the Company’s transfer agent, Broadridge Financial Solutions, Inc. (“Broadridge”), and such registered owners are considered, with respect to those shares, the shareholder of record. These proxy materials are being sent to such shareholders directly. As the shareholder of record, a registered holder has the right to vote his, her, or its shares directly (via telephone or internet voting, by granting a voting proxy directly to the Company, or by voting in person at the Annual Meeting).

Beneficial Owners

Beneficial owners hold their shares through a stock brokerage account, a bank or another nominee (“Nominee”). Shares beneficially owned are sometimes referred to as being held in “street name.” In that case, these proxy materials are being provided to you indirectly through your Nominee. As the beneficial owner, you have the right to direct your Nominee on how to vote your shares. Your Nominee has enclosed a voting instruction card for you to use in providing such direction.

Brokers cannot vote street name shares on “non-routine” proposals unless directed to do so by the shareholder. Shares that are not voted due to this limitation are known as “broker non-votes.” Generally, broker non-votes occur when street name shares are not voted with respect to a particular proposal because (i) the broker has not received voting instructions and (ii) the broker lacks discretionary authority to vote such shares.

If your shares are held in street name and you do not submit voting instructions to your broker, your broker may vote your shares at this meeting on the ratification of the selection of the independent registered public accounting firm only. If no instructions are given with respect to the election of directors or resolution to approve the compensation of the executive officers named in the “EXECUTIVE COMPENSATION – COMPENSATION DISCUSSION AND ANALYSIS” section of this Proxy Statement (the “named executive officers”), your broker cannot vote your shares on these proposals.

What constitutes a quorum?

The presence in person or by proxy of the holders of a majority of the Company’s outstanding shares of Common Stock constitutes a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting for purposes of determining the presence of a quorum.

How many votes do I have?

Each shareholder will be entitled to one vote, in person or by proxy, for each share of Common Stock held on the Record Date. However, under the Company’s bylaws and California law, if any shareholder gives notice at the Annual Meeting, prior to the voting, of an intention to cumulate the shareholder’s votes in the election of directors, then all shareholders entitled to vote at the Annual Meeting may cumulate their votes in the election of directors. Cumulative voting means that a shareholder has the right to give any one candidate who has been properly placed in nomination a number of votes equal to the number of directors to be elected multiplied by the number of shares the shareholder is entitled to vote, or to distribute such votes on the same principle among as many properly nominated candidates (up to the number of persons to be elected) as the shareholder may wish. If cumulative voting applies at the Annual Meeting, the cumulative number of votes a shareholder may cast in the election of directors will be equal to the number of shares held by such shareholder on the Record Date multiplied by nine (the number of directors to be elected at the Annual Meeting). The proxy card indicates the number of votes that you have.

How do I vote?

Please vote promptly by telephone or over the internet. Alternatively, you may complete and mail the enclosed proxy card (please allow a minimum of ten business days for your proxy card to be processed). Even if you plan to attend the Annual Meeting, it is recommended that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

The method you use to vote will not limit your right to vote at the Annual Meeting if you decide to attend in person. Written ballots will be distributed to any registered shareholder who wants to vote at the Annual Meeting. If you hold your shares through a Nominee, you must obtain a “Legal Proxy,” executed in your favor, from the Nominee to be able to vote by ballot at the Annual Meeting.

By Telephone or Internet. You may cast your vote by telephone or internet as indicated on the proxy card. Telephone and internet voting are available twenty-four hours per day. Have your proxy card in hand. You will be prompted to vote using the control number provided on your proxy card. If you vote by telephone or internet, please do not return the proxy card.

By Mail. You may cast your vote by mail by completing, signing and dating the enclosed proxy card and returning it in the enclosed envelope. Please allow a minimum of ten business days for your proxy card to be processed.

Shares represented by properly executed proxies that are received prior to the deadline for submitting proxies and that are not revoked in a manner described below will be voted in accordance with the instructions indicated on the proxies. If no instructions are indicated, the persons named in the proxy will vote the shares represented by the proxy FOR the director nominees listed in this Proxy Statement, FOR the ratification of the selection of the independent registered public accounting firm, and FOR the advisory (non-binding) resolution to approve the compensation of the named executive officers.

In Person at the Annual Meeting:

●

Registered Owners. If you are a registered owner and you choose to vote your shares in person at the Annual Meeting, please bring the enclosed proxy card and proof of identification, and you will be able to submit a proxy or vote by ballot.

●

Beneficial Owners. If you hold your shares through a Nominee, or in “street name,” your shares may be voted in person only if you present a “Legal Proxy” and proof of identification at the Annual Meeting. Contact your broker immediately to obtain a “Legal Proxy,” and bring it with you to the Annual Meeting.

How do I change my vote or revoke my proxy?

Shareholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting and may change their votes as described below.

If you voted by telephone or internet. If you voted by telephone or internet, you may change your vote until the telephone or internet polls close. The final vote is the one that will count.

Registered Owners who voted by mail. If you completed and submitted the proxy card, you may change your vote at any time before the vote is conducted at the Annual Meeting by:

●	delivering a subsequently dated proxy; or
●	giving notice at the Annual Meeting before the shareholder vote is taken.

Beneficial Owners who voted by mail. Contact your broker or other Nominee for instructions to determine when and how changes to your vote may be submitted.

Any proxy given by a shareholder may be revoked before its exercise by:

●	giving notice to the Company in writing;
●	delivering to the Company a subsequently dated proxy; or
●	giving notice at the Annual Meeting before the shareholder vote is taken.

What will happen if I do not vote my shares?

If your shares are registered in your name and you do not vote by telephone or internet, if you do not return your signed proxy card, or if you do not vote in person at the Annual Meeting, your shares will not be voted at the Annual Meeting.

If your shares are held in street name and you do not submit voting instructions to your broker, your broker may vote your shares at this meeting on the ratification of the selection of the independent registered public accounting firm only. If you do not give instructions with respect to the election of directors or the advisory (non-binding) resolution to approve compensation of the named executive officers, your broker cannot vote your shares on these proposals.

It is very important that you vote on the proposals presented. Your broker can only vote on Proposal 2 without instructions from you.

What vote is required to approve each proposal?

Proposal 1: Election of Directors.

The nine nominees for director who receive the most affirmative votes will be elected. If you vote “For All” nominees, your vote will count for each nominee. If you do not vote “For All” nominees and you indicate “Withhold All” or “For All Except” a particular nominee on your proxy card, your vote will not count “For” or “Against” the nominee(s).

Proposal 2: Ratify the selection of Moss Adams LLP as the Company’s independent registered public accounting firm for 2018.

The affirmative vote of a majority of votes cast at the Annual Meeting on this proposal is required to ratify the selection of the Company’s independent registered public accounting firm. Abstentions will have no effect on the outcome of the proposal.

Proposal 3: Vote in an advisory (non-binding) capacity on a resolution approving compensation of the Company’s named executive officers.

In 2013, on an advisory basis, the Company’s shareholders voted to take advisory votes on executive compensation on an annual basis. The Company has followed the guidance of its shareholders and annually requests the approval on an advisory (non-binding) basis of the compensation of its named executive officers as disclosed in the Company’s annual Proxy Statement. Detailed information about the compensation of the named executive officers is included in the section entitled “EXECUTIVE COMPENSATION – COMPENSATION DISCUSSION AND ANALYSIS.”

The Company’s executive compensation programs are designed (i) to attract and retain well-qualified executive officers, (ii) to link executive officer compensation to the Company’s financial performance, and (iii) to reward executive officers for creating shareholder value. The Company believes its executive compensation programs achieve these objectives.

The affirmative vote of a majority of votes cast at the Annual Meeting on this proposal is required to approve the advisory (non-binding) resolution on the compensation of the Company’s named executive officers. The Board and Executive Compensation Committee value the opinions of the shareholders and will consider the outcome of the vote when making future compensation decisions regarding named executive officers. Abstentions and broker non-votes will have no effect on the outcome of the proposal.

What are the Board’s recommendations?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote as recommended by the Board. The Board recommends a vote:

●	“For” the election of all nine nominees for director listed on the Company’s proxy card;
●	“For” the ratification of the selection of Moss Adams LLP as the Company’s independent registered public accounting firm for 2018; and
●	“For” the advisory (non-binding) resolution approving named executive officer compensation as disclosed in this Proxy Statement.

If any other matter is presented at the Annual Meeting, your proxy holder will vote in accordance with the recommendation of the Board or, if no recommendation is given, in accordance with his or her best judgment. At the time this Proxy Statement went to press, the Company knew of no matters to be acted upon at the Annual Meeting other than those discussed in this Proxy Statement.

Who pays the costs of soliciting proxies?

The expense of printing and mailing proxy materials, including this Proxy Statement, the proxy card, and the Annual Report (which includes Form 10-K for the fiscal year ended December 31, 2017), will be borne by the Company. In addition to the solicitation of proxies by mail, certain directors, officers and other employees of the Company may solicit proxies in person, by telephone, or by email. No additional compensation will be paid to such persons for such solicitations. The Company will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of the Company’s Common Stock. The Company has contracted with Broadridge to assist in the distribution of materials and tabulation of votes.

How do I obtain a Form 10-K and/or an Annual Report?

The Company’s audited consolidated balance sheets for the years ended December 31, 2017 and 2016 and audited consolidated statements of income, shareholders’ equity and cash flows for the years ended December 31, 2017, 2016 and 2015 are part of the Company’s Form 10-K which accompanies this Proxy Statement.

Additional copies of the Form 10-K and Annual Report may be obtained for no cost upon written request to Bank of Commerce Holdings, Attention: Corporate Secretary, 1901 Churn Creek Road, Redding, California 96002 and are also available on the Company’s website at www.bankofcommerceholdings.com.

The Securities and Exchange Commission (the “SEC”) maintains a website at http://www.sec.gov that includes the Company’s SEC filings. Access to the Company’s Form 10-K, quarterly reports on Form 10-Q, Current Reports on Form 8-K, and beneficial ownership reports by Company insiders are available free of charge as soon as they are filed with the SEC.

Do the Company’s directors, nominees and named executive officers have personal interests in the matters to be voted on at the Annual Meeting?

No directors, nominees, or named executive officers of the Company have a personal interest in the matters to be voted on at the Annual Meeting other than, for directors, their desire to continue serving as directors. The vote on approval of named executive officer compensation is non-binding, and a vote denying approval would not directly affect named executive officer compensation but would be considered in future compensation decisions by the Board and the Executive Compensation Committee.

VOTING SECURITIES AND OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS

Shareholders of record at the close of business on Monday, March 26, 2018, which is the Record Date, are entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, the Company had 16,241,226 shares of its Common Stock outstanding and entitled to vote.

The following table shows, as of March 1, 2018, the number of shares of Common Stock directly owned (unless otherwise indicated) by:

●	each person or entity who is known by the Company to beneficially own more than five percent of the Company’s Common Stock,
●	each of the Company’s directors and nominees,
●	each of the named executive officers, and
●	all directors and named executive officers of the Company as a group.

The Company has determined beneficial ownership in accordance with the rules of the SEC. In general, beneficial ownership includes (i) securities over which a director or executive officer is deemed to have voting or investment power, either directly or indirectly, and (ii) stock options or other rights that are exercisable currently or become exercisable within sixty days following March 1, 2018. Except as otherwise noted, the Company believes that the beneficial owners of the shares listed below, based on information furnished by such owners, have voting and investment power with respect to the shares.

Five Percent Shareholders

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock	The Banc Funds Company, L.L.C. 20 North Wacker Drive, Suite 3300 Chicago, IL 60606[1]	1,059,526	6.5%

Common Stock	EJF Capital LLC 2107 Wilson Boulevard, Suite 410 Arlington, VA 22201[2]	881,952	5.4%

Common Stock	Wellington Management Group LLP 280 Congress Street Boston, MA 02210[3]	851,988	5.24%

1 According to the Schedule 13G/A filed on February 13, 2018, which was filed and reported jointly by Banc Fund VII L.P., Banc Fund VIII L.P., and Banc Fund IX L.P., and the ultimate general partner of each fund, The Banc Funds Company, L.L.C.

2 According to the Schedule 13G filed on June 30, 2017, which was filed and reported jointly by EJF Capital LLC, Emanuel J. Friedman, and EJF Sidecar Fund, Series LLC – Series E.

3 According to the Schedule 13G filed on February 8, 2018, which was filed and reported jointly by Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP, and Wellington Management Company LLP.

Directors and Executive Officers

Name and Address of Beneficial Owner[1]	Number of Shares of Common Stock Beneficially Owned		Percent of Class[2]
Orin N. Bennett	65,264	[3]	*
Gary R. Burks	9,132	[4]	*
Randall S. Eslick	61,962	[5]	*
Joseph Q. Gibson	110,988	[6]	*
Jon W. Halfhide	40,700	[7]	*
Samuel D. Jimenez	64,249	[8]	*
Linda J. Miles	21,109		*
Robert H. Muttera	109,765	[9]	*
David H. Scott	101,975	[10]	*
Karl L. Silberstein	15,000	[11]	*
Terence J. Street	47,000	[12]	*
James A. Sundquist	114,829	[13]	*
Lyle L. Tullis	278,925	[14]	1.72%
All directors and named executive officers as a group (13 persons)	1,040,898		6.41%

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), requires the Company’s directors and executive officers and persons who own more than ten percent of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes of ownership of Common Stock and other equity securities of the Company. To the Company’s knowledge, based solely upon a review of such reports and written representations, the Company believes that all reports required by Section 16(a) of the Exchange Act to be filed by its directors and executive officers during the last fiscal year were filed in a timely manner.

1 The business address for each Beneficial Owner is 555 Capitol Mall, Suite 1255, Sacramento, California 95814, and the mailing address for each Beneficial Owner is 1901 Churn Creek Road, Redding, California 96002.

2 *Represents less than one percent of outstanding Common Stock.

3 Includes 63,264 shares held in a trust of which Mr. Bennett is a trustee and 2,000 shares held jointly with his spouse.

4 Includes 4,132 shares held jointly with Mr. Burks’ spouse and 5,000 options that could be exercised within sixty days following March 1, 2018.

5 Includes 18,766 shares held jointly with Mr. Eslick’s spouse, 21,196 shares held for Mr. Eslick’s account in the Company’s 401(k) retirement plan, and 22,000 options that could be exercised within sixty days following March 1, 2018.

6 All shares are held in a trust of which Mr. Gibson is a trustee.

7 All shares are held in a trust of which Mr. Halfhide is a trustee.

8 Includes 28,457 shares held jointly with Mr. Jimenez’s spouse and 35,792 shares held for Mr. Jimenez’s account in the Company’s 401(k) retirement plan.

9 Includes 665 shares held in a trust of which Mr. Muttera is a trustee, 4,446 shares held for Mr. Muttera’s account in the Company’s 401(k) retirement plan, and 20,000 options that could be exercised within sixty days following March 1, 2018.

10 Includes 77,756 shares held jointly with Mr. Scott’s spouse, 204 shares held individually by his spouse, 16,819 shares held in his spouse’s individual retirement account, and 7,196 shares held in a 401(k) retirement plan. Mr. Scott has 76,041 shares of Common Stock pledged as security. Mr. Scott retired from the Board and ceased to be a director on March 20, 2018.

11 Includes 11,500 shares held in a trust of which Mr. Silberstein is a trustee.

12 Includes 5,000 shares held in a trust over which Mr. Street has investment power and 42,000 shares held in a 401(k) retirement plan.

13 Includes 12,770 shares held for Mr. Sundquist’s account in the Company’s 401(k) retirement plan.

14 Includes 23,560 shares held by Mr. Tullis’ spouse in individual retirement accounts.

INFORMATION ABOUT THE DIRECTOR NOMINEES

Information regarding each director nominee is provided below, including each nominee’s name, age as of the Record Date, the year first elected as a director of the Company, principal occupation, and work history during the past five years. There are no family relationships among any of the directors or named executive officers. All directors of the Company also currently serve as directors of Redding Bank of Commerce, the Company’s banking subsidiary. None of the director nominees has served as a director of another public company during the past five years.

Orin N. Bennett

Mr. Bennett, 69, has been a director of Redding Bank of Commerce since September 2005 and of the Company since May 2006.

Business Experience: Mr. Bennett is a registered Civil Engineer in California and Oregon. He formed a civil engineering business in 1995 that in 2008 became Bennett Engineering Services in Roseville, California, which provides civil engineering services primarily in California. Mr. Bennett also is a partner in BD Properties, LLC, a real estate investment company. Mr. Bennett was employed by the international engineering firm of CH2M Hill prior to forming his own civil engineering business in 1979. Mr. Bennett’s knowledge of the Sacramento market and his real estate experience offer insight into the existing opportunities for a community bank to provide its services and operations and make his continued service on the Board a valuable asset.

Committees: Mr. Bennett serves on the Executive, Executive Compensation, Long-Range Planning, and Nominating and Corporate Governance committees of the Board. He also serves as Chairman of the Redding Bank of Commerce Loan Committee.

Gary R. Burks

Mr. Burks, 63, has been a director of Redding Bank of Commerce since June 2007 and of the Company since May 2008.

Business Experience: Mr. Burks has been Vice President and General Manager of Foothill Distributing Company, Inc. (an independent wholesale company of Anheuser-Busch Companies LLC) in Redding since 1991 and has over twenty years of experience on its board. He currently serves on the Board of Directors of the Redding Colt 45s, a collegiate baseball team. He formerly volunteered as a Loaned Executive for the Greater Redding Chamber of Commerce, served as president of Redding Rotary, was an Executive Board member of the Greater Redding Chamber of Commerce, and was on the Corporate Governance Committee of the United Way of Northern California. Mr. Burks’ experience in running a large-scale company and his involvement in many academic and community activities make him a valuable member of the Board.

Committees: Mr. Burks serves as Chairman of the Nominating and Corporate Governance Committee and serves on the Audit and Qualified Legal Compliance Committee (the “Audit Committee”), Executive Compensation, and Long-Range Planning committees of the Board. Mr. Burks also serves on the Technology Committee of Redding Bank of Commerce.

Randall S. Eslick

Mr. Eslick, 60, has been a director of Redding Bank of Commerce and of the Company since November 2013.

Business Experience: Please see below under “Named Executive Officers of the Company.” Mr. Eslick joined the Company in 2001. He serves on the board of directors of River Oak Center for Children and is its former board president. His experience with the Company, extensive career in banking, and reputation in the community make him a valuable member of the Board.

Committees: Mr. Eslick serves on the Long-Range Planning Committee of the Company. Because Mr. Eslick is an employee of the Company and is not considered independent by NASDAQ Stock Market (“NASDAQ”) listing standards and SEC regulations, he is not a member of any other Board committees. Mr. Eslick is invited to attend all Board committee meetings other than executive sessions as a guest; however, he does not participate in any portion of a meeting during which his compensation is discussed. Mr. Eslick presently serves on the ALCO, CRA, Loan, and Technology committees of Redding Bank of Commerce.

Joseph Q. Gibson

Mr. Gibson, 70, has been a director of Redding Bank of Commerce since November 2009 and of the Company since May 2010.

Business Experience: Mr. Gibson has been an insurance agent for over twenty-five years and has forty years of experience in business management. He was an owner of SFI Insurance, Inc. from 1992 until it merged with George Petersen Insurance in 2017, and he was a teacher and administrator for Anderson Union High School from 1973 to 2003. He currently serves on the Anderson Union High School Board, Shasta College Foundation Board, Shasta Trinity Regional Occupation Program Board, and Shasta Historical Society Board. He is past president of Riverview Golf and Country Club and past president of the Anderson Rotary. Mr. Gibson’s extensive experience in the insurance industry, as well as his experience working with various organizations involved in academic and community activities, makes him a valuable member of the Board.

Committees: Mr. Gibson serves on the Long-Range Planning Committee of the Board. He also serves the Redding Bank of Commerce board as Chairman of the CRA Committee and as a member of the ALCO and Technology committees.

Jon W. Halfhide

Mr. Halfhide, 60, has been a director of Redding Bank of Commerce since July 2005 and of the Company since May 2006. He was appointed Vice Chairman of the Board of the Company and of Redding Bank of Commerce in February 2013.

Business Experience: Mr. Halfhide has been a health care consultant since 2013 and serves on the board of directors and on the Investment and Audit Committees of Shasta Regional Community Foundation. From January 2000 to January 2013, Mr. Halfhide served as president of Dignity Healthcare North State Service Area and St. Elizabeth Community Hospital. He has twenty-eight years of management experience with Dignity Healthcare and has served in the capacity of Controller, Chief Financial Officer and Chief Executive Officer with Dignity Health North State. Mr. Halfhide also served on the non-profit board of directors of Mercy Foundation North and Catholic Healthcare West North State and on the non-profit board of directors of the Tehama County Economic Development Corporation. Mr. Halfhide’s experience as a certified public accountant, his designation as an audit committee financial expert, his knowledge of running a health care facility, and his involvement in community activities make his continued service to the Board a valuable asset.

Committees: Mr. Halfhide serves as Chairman of the Executive Compensation Committee and is a member of the Audit, Executive, and Long-Range Planning committees of the Board. He qualifies as an audit committee financial expert under SEC regulations. He also serves the Redding Bank of Commerce board as Chairman of the ALCO Committee and as a member of the Technology Committee.

Linda J. Miles

Ms. Miles, 64, has been a director of Redding Bank of Commerce since July 2013 and of the Company since May 2014.

Business Experience: Ms. Miles served as Executive Vice President and Chief Operating Officer of the Company and of Redding Bank of Commerce from May 2009 until her retirement in February 2013. From January 1996 to April 2009, she served as Executive Vice President and Chief Financial Officer of the Company. From October 1989 to December 1995, she served as Senior Vice President and Chief Financial Officer of the Company. Before joining the Company, Ms. Miles was Senior Vice President and Chief Financial Officer at another California independent financial institution. Ms. Miles’ institutional knowledge, community banking experience and extensive history with the Company make her a valuable member of the Board.

Committees: Ms. Miles serves on the Long-Range Planning Committee of the Board. She also serves the Redding Bank of Commerce board as Chairwoman of the Technology Committee and as a member of the ALCO and CRA committees.

Karl L. Silberstein

Mr. Silberstein, 61, has been a director of Redding Bank of Commerce and of the Company since June 2016.

Business Experience: Mr. Silberstein has thirty-nine years of combined professional experience in public accounting and financial executive leadership. Since 2011, he has been Senior Vice President, Financial Operations at Dignity Health, a healthcare company with $12 billion in annual revenue, and he has held various other positions with Dignity Health since 2000. He also serves as staff to its Audit Committee. He has twelve years of experience as a certified public accountant providing auditing and consulting services. Mr. Silberstein’s experience as a certified public accountant, designation as an audit committee financial expert, and service on numerous other corporate and non-profit boards, including roles as chair and president, make him a valuable member of the Board.

Committees: Mr. Silberstein serves as Chairman of the Audit Committee and qualifies as an audit committee financial expert under SEC regulations. He is also a member of the Long-Range Planning Committee of the Board.

Terence J. Street

Mr. Street, 63, has been a director of Redding Bank of Commerce since August 2012 and of the Company since May 2013.

Business Experience: Mr. Street has been the general manager of the general contracting division of Clark Pacific, which manufactures prefabricated building systems, since 2015 and is the past President of Roebbelen Contracting, Inc. located in El Dorado Hills, California. Mr. Street serves on the non-profit board of directors of Mercy Foundation Sacramento and of Cristo Rey High School. He is past Chairman of the Board of United Business Bank, is a past director of the Construction Employers’ Association, is past Chairman of the Board of Trustees of Jesuit High School, and was formerly a board member of the Catholic Foundation of the Sacramento Dioceses. Mr. Street’s business acumen, integrity, leadership and knowledge of the Sacramento market as well as his community service make him a valuable member of the Board.

Committees: Mr. Street serves on the Audit, Long-Range Planning, and Nominating and Corporate Governance committees of the Board. He also serves on the Loan Committee of Redding Bank of Commerce.

Lyle L. Tullis

Mr. Tullis, 68, has been a director of Redding Bank of Commerce and of the Company since May 2003. Mr. Tullis was appointed Chairman of the Board of the Company and of Redding Bank of Commerce in February 2013.

Business Experience: Since February 1976, Mr. Tullis has served as president of Tullis, Inc., a general engineering construction company. Mr. Tullis is the past District Chairman of the Eureka and Shasta Districts of the Associated General Contractors of California. Mr. Tullis’ extensive business experience, which includes project financing, budgets, bidding and oversight of the final project, and his involvement in local community activities make him a valuable member of the Board.

Committees: Mr. Tullis serves as Chairman of the Executive Committee and as Chairman of the Long-Range Planning Committee and is a member of the Audit, Executive Compensation, and Nominating and Corporate Governance committees of the Board. He is also a member of the ALCO and Loan committees of Redding Bank of Commerce.

DIRECTOR COMPENSATION

Compensation paid to non-employee directors consists of cash (in the form of a monthly retainer and meeting fees) and, when authorized, equity (in the form of stock awards). Directors may defer fees in accordance with the Company’s Amended and Restated 2013 Directors Deferred Compensation Plan (the “2013 Plan”).

The Executive Compensation Committee is responsible for all matters related to directors’ compensation in connection with reviewing and establishing or recommending non-employee director compensation to the Board. Generally, the Executive Compensation Committee will review the amount of director compensation at least annually. For purposes of establishing director compensation, the Executive Compensation Committee evaluated directors’ compensation as compared to detailed public company information provided by the consulting firm McLagan, a unit of Aon plc (“McLagan”), which provides compensation consulting, operational benchmarking and best practice research across financial industries.

A director who is an officer/employee of the Company or of a subsidiary does not receive additional compensation for his or her membership on the Board.

Monthly Retainer and Meeting Fees

During 2017, each independent director received a monthly retainer of $800, the Chairman of the Board received an additional $1,200 per month, and the Chairman of the Audit Committee received an additional $1,000 per month. In addition, meeting fees were paid as follows: $800 per board meeting, $775 per committee meeting for the Chairperson of the respective committee, and $400 per committee meeting for non-Chairperson committee members. In addition, independent directors received fees for their service on the Redding Bank of Commerce board of directors and its respective committees. The 2017 compensation for each director is shown in the “Director Compensation Table” section below.

Equity Compensation

In 2007, the Company adopted the 2008 Stock Option Plan, which was amended and restated in 2010 and 2012 and is now known as the Amended and Restated 2010 Equity Incentive Plan (the “2010 Equity Plan”). Non-employee directors are eligible to receive equity awards under the 2010 Equity Plan.

Directors’ Deferred Compensation Plans

On December 19, 2013, the Board adopted a directors’ deferred compensation plan, which was amended and restated on February 20, 2018 and is referred to herein as the 2013 Plan, to replace the directors’ deferred compensation plan dated January 1, 1993, as amended (the “1993 Plan”). Both plans are nonqualified director benefit plans through which an eligible director may voluntarily elect to defer some or all of his or her current fees in exchange for the Company’s promise to pay a deferred benefit. The deferred fees are credited with interest, and the accrued liability is paid to the director upon separation from service. Directors may not defer additional compensation once their total deferred benefit reaches $500,000.

Amounts held in accounts under the 2013 Plan are credited with interest at a rate equal to the Bloomberg 20-year Investment Grade Financial Institutions Index rate (or a similar reference rate selected by the Company if the Bloomberg rate is not published) in effect on the immediately preceding December 31, plus two percent. The obligations under the 1993 Plan will continue to accrue interest; however, as of December 31, 2013, no additional deferrals may be made under the 1993 Plan. The interest rate applicable to amounts held in accounts under the 1993 Plan is the Wall Street Journal prime rate in effect on the first business day of January and July plus three percent, with an option to change to a fixed rate of ten percent, at the director’s election, immediately preceding termination of service.

No deferred compensation will be payable to a director until separation from service, whereupon all deferred compensation, together with interest thereon, will be paid in accordance with the terms of the plan in one lump sum or in installments if the director made such an election.

As of December 31, 2017, the Company’s accrued obligations under the 2013 Plan and the 1993 Plan totaled $3,822,044.

Director Compensation Table

The following table shows compensation paid to or accrued by non-employee directors during the fiscal year ended December 31, 2017 for service on the boards of the Company and of Redding Bank of Commerce.

Name	Fees Earned or Paid in Cash ($)[1]	Option Awards ($)[2]	Nonqualified Deferred Compensation Earnings ($)	Total ($)
Orin N. Bennett	54,800	0	18,698	73,498
Gary R. Burks	35,500	0	0	35,500
Joseph Q. Gibson	30,300	0	8,010	38,310
Jon W. Halfhide	40,900	0	8,672	49,572
Linda J. Miles	30,625	0	1,692	32,317
David H. Scott	58,950	0	19,248	78,198
Karl L. Silberstein	24,800	0	737	25,537
Terence J. Street	41,075	0	3,145	44,220
Lyle L. Tullis	68,125	0	21,609	89,734

THE BOARD, BOARD COMMITTEES AND GOVERNANCE MATTERS

Corporate Governance Guidelines

The Board is committed to sound and effective corporate governance principles and practices. The Board has adopted corporate governance guidelines to provide the framework for the governance of the Company. These guidelines set forth director qualifications and standards of independence and mandate that at least a majority of the Board and all the members of the Audit Committee, Executive Compensation Committee and the Nominating and Corporate Governance Committee meet the criteria for independence.

Highlights of the Company’s corporate governance practices are described below. To fulfill its role, the Board, acting directly or through a Board committee, must perform the following primary functions:

●	Oversee the conduct of the Company’s business to evaluate whether or not the Company is being properly managed;
●	Review and, when appropriate, approve the Company’s major financial objectives, strategic plans and actions;
●

Review and, when appropriate, approve major changes in and determinations of other major issues respecting the appropriate auditing and accounting principles and practices to be used in preparing the Company’s financial statements;

●	Assess major risk factors relating to the Company and its performance, and review measures to address and mitigate such risks;
●	Evaluate regularly the performance of the Chief Executive Officer and, with the advice of the Chief Executive Officer, evaluate regularly the performance of named executive officers; and
●	Plan for succession of the Chief Executive Officer and monitor management’s succession planning for other key officers.

1 See the section above entitled “Monthly Retainer and Meeting Fees.”

2 There were no stock options awarded to any of the directors during 2017. As of December 31, 2017, Mr. Burks held 5,000 vested stock options with an exercise price of $5.56 per share.

In discharging these obligations, directors are entitled to rely reasonably on the honesty and integrity of their fellow directors, the Company’s executive officers, and the Company’s outside advisors and auditors. Directors will be entitled to reasonable directors’ and officers’ liability insurance obtained on their behalf, the benefits of indemnification to the fullest extent permitted by law under the Company’s articles, bylaws and any indemnification agreements, and exculpation as provided by state law and the Company’s articles.

The Board is committed to good business practices, transparency in financial reporting and high standards of corporate governance. The Company operates within a comprehensive plan of corporate governance for the purpose of defining responsibilities, setting high standards of professional and personal conduct and assuring compliance with such responsibilities and standards. The Board regularly monitors developments in the area of corporate governance. The Board periodically reviews the Company’s governance policies and practices against those suggested by various groups or authorities active in corporate governance and the practices of other companies, as well as the requirements of applicable law, NASDAQ listing standards, and SEC regulations.

Executive Officers

The Board recognizes that the actual management of the business and affairs of the Company is conducted by the Chief Executive Officer and other senior executives under his supervision. In performing the management function, the Chief Executive Officer and other senior executives are obliged to act in a manner that is consistent with the oversight functions and powers of the Board and the standards of the Company and to execute any specific plans, instructions or directions of the Board.

Code of Conduct, Code of Ethics and Corporate Governance Documents

The Board has adopted a Code of Conduct that applies to all of the Company’s directors, officers and staff and a Code of Ethics that applies to the principal executive officer and principal financial officer, or any person serving in those capacities. The Code of Conduct and Code of Ethics embody the Company’s commitment to high standards of ethical and professional conduct. All directors, officers and staff are required to certify annually that they have read and complied with the Code of Conduct. The Code of Conduct consists of basic standards of business practice as well as professional and personal conduct. You may access the Code of Ethics and the current charters of the Audit Committee, Executive Compensation Committee, and Nominating and Corporate Governance Committee, as well as the articles and bylaws, by visiting the Company’s corporate website at www.bankofcommerceholdings.com or by writing to Bank of Commerce Holdings, Attention: Corporate Secretary, 1901 Churn Creek Road, Redding, California 96002.

Board Leadership Structure

The Board is committed to maintaining an independent Board. To that end, the Company separates the duties of Chairman and Chief Executive Officer. The Board believes that the separation of duties of Chairman and Chief Executive Officer eliminates any inherent conflict of interest that may arise when the roles are combined and that a non-employee director who is not serving as an executive of the Company can best provide the necessary leadership and objectivity required as Chairman.

Role in Risk Oversight

The Board has ultimate authority and responsibility for overseeing risk management of the Company. Some aspects of risk oversight are fulfilled at the full Board level. Additionally, the Board, or a committee of the Board, receives specific periodic reports from management on credit risk, liquidity risk, interest rate risk, capital risk, operational risk and economic risk. The Audit Committee oversees financial, accounting and internal control risk management. The internal audit function and the independent registered public accounting firm report directly to the Audit Committee. The Executive Compensation Committee oversees the management of risks that may be posed by the Company’s compensation practices and programs.

Chairman of the Board

The Board appoints one of its independent members to serve as the Chairman of the Board. The Chairman chairs all regular sessions of the Board and, with input from the Chief Executive Officer to the extent appropriate, sets the agenda for Board meetings, subject to the right of each board member to suggest agenda items.

Size of Board

The exact number of directors shall be fixed from time to time by the Board within the requirements of the Company’s articles and bylaws. In June 2016, the Board determined that the appropriate size of the Board would be ten members. At its February 2018 meeting, after review of the director nominees, the Board determined that the appropriate size of the Board would be nine members effective March 20, 2018 upon the retirement of Mr. Scott in accordance with the Company’s Director Policy, which states that the retirement age for directors of the Company is upon reaching the age of seventy-four years.

Director Qualifications

The Board must consist of a majority of directors who meet the independence criteria required by applicable law, NASDAQ listing standards, SEC regulations and as adopted by the Board.

Qualifications

A director should possess personal and professional integrity, have good business judgment, and have relevant experience and skills to be an effective director in conjunction with the full Board in collectively serving the long-term interests of the Company’s shareholders. Directors should be committed to devoting sufficient time and energy to diligently performing their duties as directors.

Selection Process

In accordance with the policies and principles in its charter, the Nominating and Corporate Governance Committee is responsible for identifying and recommending potential director nominees to the Board for its approval when there is a vacancy on the Board and for each annual meeting of shareholders. The selection process is discussed in detail in the section entitled “Director Qualifications and the Nomination Process.”

Director Orientation and Continuing Education

All new directors participate in an orientation program during their first year as a director. As part of the orientation, each director receives, among other materials, copies of the Company’s articles, bylaws, committee charters, policies, and the strategic plan. Orientation also includes presentations by senior management to familiarize new directors with the Company’s strategic plans, significant financial, accounting and risk management issues, compliance programs, and conflict policies. Each director is required to review and sign the Company’s Insider Trading Policy and the Code of Conduct. A new director will attend a meeting with the Chief Executive Officer and Chief Financial Officer to be briefed on Board reports, significant financial, accounting and risk management issues, and current and potential projects.

All directors receive annual director education in subjects relevant to the duties of a director, including the study of corporate governance best practices and ethics. The Board requires directors to participate in continuing education programs and reimburses directors for the expenses of such participation. All directors successfully complete each training course assigned to them each year.

Board Attendance and Annual Meeting Policy

Directors are expected to attend all Board meetings and all meetings of committees on which they serve. Directors are expected to devote an adequate amount of time and effort to properly discharge their responsibilities. Information and data are important to the Board’s understanding of the business, and the Company distributes materials to the directors sufficiently in advance of each meeting to permit their review.

The Board held fourteen meetings during 2017. All directors attended at least seventy-five percent of the aggregate number of meetings of the Board and of the committees on which such director served. The Company does not have a formal policy requiring the attendance of its directors at each annual meeting of shareholders; however, directors are encouraged to attend. The Company had ten directors at the time of its 2017 annual meeting, and all ten were in attendance.

DIRECTOR INDEPENDENCE; CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Director Independence

The Nominating and Corporate Governance Committee has reviewed the applicable legal standards for Board and Board committee member independence and the criteria applied to determine audit committee financial expert status. The Board has analyzed the independence of each director and nominee and has determined which nominees and members of the Board meet the standards regarding independence required by applicable law, NASDAQ listing standards, and SEC regulations, and whether or not each such director nominee is free of relationships that would interfere with the individual exercise of independent judgment. In determining the independence of each director, the Board considered many factors, including any loans to the directors, each of which (i) were made in the ordinary course of business; (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Company or Redding Bank of Commerce; and (iii) did not involve more than the normal risk of collectability or present other unfavorable features. Such arrangements are discussed in detail in the section entitled “Certain Relationships and Related Transactions.”

Based on these standards, the Board has determined that each of the following non-employee directors and director nominees is independent:

Orin N. Bennett	Linda J. Miles
Gary R. Burks	Karl L. Silberstein
Joseph Q. Gibson	Terence J. Street
Jon W. Halfhide	Lyle L. Tullis

Randall S. Eslick, who serves as President and Chief Executive Officer of the Company, is not independent because he is currently an executive officer of the Company.

All of the members of the Audit Committee, Executive Compensation Committee, and Nominating and Corporate Governance Committee are independent.

Directors’ Access to Officers, Employees and Independent Advisors

Directors are encouraged to keep themselves informed with regard to the Company and its operations. Directors have full and free access to Company officers and employees. Any meetings or contacts that a director wishes to initiate may be arranged through the Chief Executive Officer, Chief Financial Officer or directly by the director. Directors will use their judgment to ensure that any such contact is not disruptive to the Company’s business operations and will, to the extent that it is appropriate, copy the Chief Executive Officer on any written communications between a director and a Company officer or employee.

Communications with the Board of Directors

Shareholders may contact an individual director, the Board as a group, or a specified committee or group by sending a written communication to Bank of Commerce Holdings, Attention: Corporate Secretary, 1901 Churn Creek Road, Redding, California 96002. Each communication should specify the applicable addressee(s) to be contacted as well as the general topic of the communication.

The Company will receive and process communications before forwarding them to the addressee(s). The Company generally will not forward to the directors a shareholder communication that it determines to be primarily commercial in nature, that relates to an improper or irrelevant topic, or that requests general information about the Company.

Certain Relationships and Related Transactions

Policy and Procedures on Related Person Transactions

The Company adopted its Code of Conduct to promote a “tone at the top” of the highest ethical standards within the Company. The Code of Conduct requires all Company personnel to immediately disclose situations that might create a conflict of interest, or the perception of a conflict of interest, which include transactions involving entities with which such personnel are associated. The Board recognizes that related person transactions present a heightened risk of conflicts of interest and/or improper valuation, or the perception thereof. Such transactions, after full disclosure of the material terms to the Board, must be approved by a majority of the members of the Board who are not parties to the specific transaction. The Board will determine whether or not the transactions are just and reasonable to the Company at the time of such approval, with those members of the Board, if any, who have an interest in the transaction abstaining. Such procedures are consistent with the terms of California corporate law. The Company has a Regulation O Policy that it follows relating to loans to its executive officers, directors and principal shareholders.

Lending and Other Ordinary Business Transactions

Redding Bank of Commerce has had and expects to have banking transactions in the ordinary course of business with some of the directors and named executive officers, as well as some of their family members and/or affiliated entities. All transactions were on substantially the same terms, including interest rates, collateral and repayment, as those available at the time for similar transactions with unrelated parties. None of the loans or credit transactions involved more than the normal risk of collectability or presented other unfavorable features.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board has established, among others, a standing Audit Committee, Executive Compensation Committee, and Nominating and Corporate Governance Committee. All members of these three committees meet the standards of independence defined by applicable law, NASDAQ listing standards and SEC regulations. In addition, the members of the Executive Compensation Committee meet the applicable standards of independence defined by IRS regulations. All directors participate in the long-range planning of the Company.

You may access the current charters of the Audit Committee, Executive Compensation Committee, and Nominating and Corporate Governance Committee, as well as the articles and bylaws, by visiting the Company’s corporate website at www.bankofcommerceholdings.com or by writing to Bank of Commerce Holdings, Attention: Corporate Secretary, 1901 Churn Creek Road, Redding, California 96002.

Information about each of these three committees of the Board, its members who served during 2017, the committee’s purpose and the number of meetings held in 2017 follows.

Audit Committee
Members:	David H. Scott, Chairman	Karl L. Silberstein[1]
	Gary R. Burks	Terence J. Street
	Jon W. Halfhide	Lyle L. Tullis

Number of meetings in 2017:	10

Purpose:

To assist the Board in fulfilling its responsibilities to oversee management activities related to accounting and financial reporting policies, internal controls, auditing practices, and legal and regulatory compliance; to review and discuss the integrity of the Company’s consolidated financial statements and the adequacy and reliability of disclosures to shareholders; to review the qualifications and independence of the outside accountants and the performance of internal and external accountants; to prepare the committee report included in the Company’s annual proxy statement in accordance with SEC regulations; to act as the qualified legal compliance committee of the Company in accordance with its charter; and to perform the audit committee and fiduciary audit committee functions on behalf of the Company in accordance with federal banking regulations. The Board has determined that David H. Scott, Jon W. Halfhide, and Karl L. Silberstein are “audit committee financial experts” as defined by NASDAQ listing standards and SEC regulations.

1 Mr. Silberstein assumed the duties of Audit Committee Chairman upon the retirement of Mr. Scott on March 20, 2018.

Executive Compensation Committee
Members:	Jon W. Halfhide, Chairman	Gary R. Burks
	Orin N. Bennett	Lyle L. Tullis

Number of meetings in 2017:	8

Purpose:

To discharge the Board’s responsibilities relating to compensation of the Company’s named executive officers, including a review of the impact of the compensation policies on the Company’s risk exposure; to review the Compensation Discussion and Analysis and to recommend inclusion of such disclosure in the Company’s annual proxy statement; to evaluate and approve compensation plans, policies, and programs of the Company applicable to named executive officers; and to periodically review director compensation practices.

Nominating and Corporate Governance Committee
Members:	Gary R. Burks, Chairman	Terence J. Street
	Orin N. Bennett	Lyle L. Tullis

Number of meetings in 2017:	4

Purpose:

To assist the Board by identifying individuals qualified to become Board members and to recommend to the Board director nominees and nominees for each committee; to recommend to the Board the corporate governance guidelines of the Company and to oversee a periodic review of the Board’s performance; to oversee management and director succession planning; and to recommend to the Board a determination of each non-management director’s independence under applicable rules and guidelines.

THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE AND NOMINATIONS FOR DIRECTOR

The Nominating and Corporate Governance Committee of the Board has been delegated the responsibility to identify, evaluate and recommend for nomination candidates for election as directors. Each of the members of the Nominating and Corporate Governance Committee has been determined to be independent as defined by applicable law, NASDAQ listing standards and SEC regulations.

The goal of the Nominating and Corporate Governance Committee’s nominating process is to assist the Company in attracting competent individuals with the requisite management, financial and other expertise who will serve as directors and act in the best interests of the Company and its shareholders. The Nominating and Corporate Governance Committee consults with other Board members, the Company’s Chief Executive Officer and other Company personnel in this process. The Nominating and Corporate Governance Committee will consider an individual recommended by a shareholder for nomination as a director provided that the shareholder making the recommendation follows the procedures for submitting a proposed nominee’s name and provides the required information described below.

Director Qualifications and the Nomination Process

The Nominating and Corporate Governance Committee regularly reviews the composition of the Board in light of its understanding of the backgrounds, industry, professional experience and the various communities, both geographic and demographic, represented by the current members. It also monitors the expected service dates of Board members, any planned retirement dates and other anticipated events that may affect a director’s continued ability to serve. The Nominating and Corporate Governance Committee periodically reviews Board self-evaluations and information with respect to the business and professional expertise represented by current directors in order to identify any specific skills desirable for future Board members.

The Board has approved certain minimum standards for first-time director candidates, and the Nominating and Corporate Governance Committee has developed a process for identifying and evaluating first-time nominees in light of these standards and other such factors as deemed appropriate. These standards and the evaluation process apply to all first-time director nominees, including those nominees recommended by shareholders. This process is based on the Nominating and Corporate Governance Committee’s familiarity with the composition of the current Board, its awareness of anticipated openings and its assessments of desirable skills or expertise.

The Board has approved the following minimum qualifications for first-time nominees for director, including nominees recommended by shareholders, for election to the Company’s Board: (i) a demonstrated breadth and depth of management and/or leadership experience, preferably in a senior leadership role (i.e., chief executive officer, managing partner, president, chief financial officer, etc.); (ii) financial literacy or other professional or business experience relevant to an understanding of the Company and its business; and (iii) a demonstrated ability to think and act independently and work constructively in a group environment. The Nominating and Corporate Governance Committee will determine, in its sole discretion, whether or not a nominee meets these minimum qualifications. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria, and, aside from the minimum qualifications, no particular criterion is necessarily applicable to all prospective nominees. The Company believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant and diverse composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

The Nominating and Corporate Governance Committee also will consider if such candidate meets the independence standards defined by NASDAQ listing standards, SEC regulations and any additional requirements imposed by law or regulation on the members of the Audit Committee, Executive Compensation Committee, and the Nominating and Corporate Governance Committee of the Board.

Following the initial review, the Nominating and Corporate Governance Committee’s designee arranges an introductory meeting with the candidate and the Company’s Chief Executive Officer, Chairman of the Board, and in some cases with additional directors, to determine the candidate’s interest in serving on the Board.

The Nominating and Corporate Governance Committee, together with the Chief Executive Officer, then conducts a comprehensive interview with the candidate. The candidate will be asked to provide the information required to be disclosed in the Company’s proxy statement.

Assuming a satisfactory conclusion to the process outlined above, the Nominating and Corporate Governance Committee will then recommend to the Board that it interview the candidate. After the Board-level interview, the Board will proceed in accordance with the Company’s bylaws and committee charters.

Director Nominations by Shareholders

A shareholder who wishes to submit an individual’s name for consideration by the Nominating and Corporate Governance Committee for nomination for election as a director of the Company at the 2019 annual meeting should deliver such recommendation to the Company’s Corporate Secretary no later than December 6, 2018 and provide (i) the shareholder’s name, address and the number of shares of Common Stock beneficially owned by the shareholder; (ii) the name of the proposed nominee and the number of shares of Common Stock beneficially owned by the nominee; (iii) sufficient information about the nominee’s experience and qualifications for the Nominating and Corporate Governance Committee to make a determination about whether or not the individual would meet the minimum qualifications for directors; and (iv) such individual’s written consent to serve as a director of the Company, if elected. The Nominating and Corporate Governance Committee has the right to request, and the shareholder will be required to provide, such additional information with respect to the shareholder nominee as the Nominating and Corporate Governance Committee may deem appropriate or desirable to evaluate the proposed nominee in accordance with the nomination process described above, including the information about the proposed nominee that is required to be disclosed by the Company in its proxy statement under Regulation 14A of the Exchange Act. See also the section entitled “SHAREHOLDER PROPOSALS AT 2019 ANNUAL MEETING” below.

EXECUTIVE COMPENSATION – COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes the Company’s executive compensation philosophy and objectives. The tables that follow present the compensation for 2017 to the Company’s named executive officers. In 2017, the Company had only four named executive officers because there are only four executive officers who perform a policy-making function for the Company.

Named Executive Officers of the Company

The following table and narrative sets forth information with respect to the named executive officers of the Company, including their ages and employment history for at least the last five years.

Name	Age	Positions
Randall S. Eslick	60	President and Chief Executive Officer (Principal Executive Officer)
James A. Sundquist	63	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
Samuel D. Jimenez	53	Executive Vice President and Chief Operating Officer
Robert H. Muttera	64	Executive Vice President and Chief Credit Officer

Randall S. Eslick has served as President and Chief Executive Officer of the Company since November 2013. Immediately prior, he served as Regional President of Roseville Bank of Commerce (now known as Sacramento Bank of Commerce, a division of Redding Bank of Commerce) from December 2005 to November 2013. From 2002 until December 2005, Mr. Eslick served as Senior Vice President and Regional Manager of Roseville Bank of Commerce. Mr. Eslick joined the Company in March 2001 as Senior Vice President and Commercial Loan Officer. Mr. Eslick was appointed to the Board of the Company and to the board of directors of Redding Bank of Commerce in November 2013 when he assumed the role of President and Chief Executive Officer of the Company. As the Chief Executive Officer and a director, Mr. Eslick serves as the primary liaison between the Board and management and as the executive officer with overall responsibility for executing the Company’s strategic plan.

James A. Sundquist has served as Executive Vice President, Chief Financial Officer and Principal Accounting Officer of the Company since December 2014. Prior to joining the Company, Mr. Sundquist had been retired since 2008. Mr. Sundquist has worked at several California independent financial institutions over the course of his career. From 1998-2007 he served as Executive Vice President and Chief Financial Officer, from 1996-1998 he served as Executive Vice President and Chief Operating Officer, from 1984-1995 he served as Senior Vice President and Chief Financial Officer, and from 1979-1983 he served as Vice President and Controller. Prior to his bank service, Mr. Sundquist was employed as a certified public accountant at an international public accounting firm from 1977-1979.

Samuel D. Jimenez has served as Executive Vice President and Chief Operating Officer of the Company since December 2013. Mr. Jimenez has served the Company in multiple capacities since 2003. He served as the Chief Financial Officer and Principal Accounting Officer of the Company from May 2009 to December 2014. He was promoted from Senior Vice President to Executive Vice President in March 2011. Prior to becoming Chief Financial Officer, he served as Vice President and Director of Risk Management of Redding Bank of Commerce beginning in September 2003 and was promoted from Vice President to Senior Vice President in February 2006. Mr. Jimenez was a Federal Deposit Insurance Corporation Examiner from 1992 to 2003. Mr. Jimenez is a certified public accountant. He also serves as Assistant Corporate Secretary of the Company.

Robert H. Muttera has served as Executive Vice President and Chief Credit Officer of the Company since January 2014, and he served as Executive Vice President and Chief Credit Officer of American River Bankshares from 2012-2013. Mr. Muttera served as Senior Vice President at a commercial real estate advisory firm from 2006-2012, as Executive Vice President and Chief Credit Officer of two California independent financial institutions from 1983-2005, and as Vice President and Senior Commercial Loan Officer of a California independent financial institution from 1979-1983. From 1975-1979, he was a Senior Accountant and Certified Public Accountant at an international public accounting firm.

Named Executive Officer Compensation

Strategic Role of Executive Compensation Committee

In 2013, on an advisory basis, the Company’s shareholders voted to take advisory votes on named executive officer compensation on an annual basis. The Company has followed the guidance of its shareholders and annually requests the approval on an advisory (non-binding) basis of the compensation of named executive officers.

The Executive Compensation Committee evaluates the Company’s executive compensation programs in light of market conditions, shareholder views, and governance considerations and makes changes as appropriate. As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and under Section 14A of the Exchange Act, the Company held an advisory vote on the compensation of its named executive officers (the “say-on-pay proposal”) at the 2017 annual meeting. The Company’s shareholders approved the compensation of named executive officers with ninety-seven percent of shareholder votes cast in favor of the say-on-pay proposal. As the Executive Compensation Committee evaluated the Company’s compensation programs in 2017, it took into account the shareholders’ vote of confidence in the named executive officer compensation program as described below to ensure a continued link of pay to performance.

The Board of the Company strives to ensure that its compensation programs and practices are consistent with the strategic goals and objectives of the Company and that they maintain the Company’s high standards of effective corporate governance. The Board has appointed the Executive Compensation Committee to play a central role in formulating the Company’s compensation philosophy and programs and in making pay decisions for named executive officers. The compensation programs include elements that are designed specifically for the named executive officers.

The Company’s executive compensation philosophy and programs play an important role in achieving the objective of long-term growth in shareholder value. As a guiding principle, the Company designs its compensation programs to reward its named executive officers for recent performance and to motivate them to achieve strong future performance for the Company and long-term value for shareholders.

In keeping with the long-term Company goals and efforts to increase shareholder value and align named executive officer compensation with performance, the Executive Compensation Committee has taken certain actions over the years including:

●

Developed the Company’s executive compensation philosophy of “pay for performance” that is competitive in the market place, while keeping compensation opportunities and payouts reasonable and not excessive;

●

Established performance-based awards in the Company’s Executive Management Short-Term Variable Incentive Program (the “Short-Term Program”) and Executive Management Long-Term Variable Incentive Program (the “Long-Term Program”);

●	Retained an independent compensation consultant to advise on executive compensation issues and assist the Executive Compensation Committee in developing appropriate programs;
●	Reviewed and approved industry-specific peer group information for more thorough performance comparisons; and
●	Designed and updated a clearly defined competitive pay strategy aligning goals with shareholder value.

It is the responsibility of the Executive Compensation Committee to:

●	Establish and annually review and approve policies regarding executive compensation programs and practices, and periodically review director compensation practices;
●	Recommend to the Board for its approval changes to named executive officer compensation policies and programs and director compensation practices;
●

Review and approve all named executive officer annual base salary levels, annual (short-term) incentive opportunity levels, long-term incentive opportunity levels and any special supplemental benefits;

●	Review and approve all named executive officer employment, compensation and retirement agreements;
●	Establish and administer annual (short-term) and long-term incentive compensation plans for the named executive officers;
●	Review the independent risk assessment conducted by the Chief Risk Officer of all incentive compensation plans;
●	Provide oversight regarding the Company’s benefit plans, policies and arrangements on an as-needed basis;
●	Recommend to the Board for its approval, and submission to the Company’s shareholders when appropriate, incentive compensation plans and equity-based plans; and
●	Exercise appropriate oversight regarding compliance with the provisions of applicable governing laws and regulations.

Risk Assessment of Named Executive Officer Incentive Compensation Programs

In 2017, the Executive Compensation Committee reviewed with the Company's Chief Risk Officer the Company's incentive compensation programs to which the Company's named executive officers were a party in order to:

●	Confirm that the features aligned with the FFIEC Interagency Guidance on Sound Incentive Compensation Policies;
●	Identify any features that posed imprudent risks to the Company and limit those features to ensure the Company is not unnecessarily exposed to risks; and
●	Identify and limit any features that would encourage the manipulation of reported earnings of the Company to enhance compensation.

After considering these items, it was the Executive Compensation Committee’s view that the Company’s compensation policies and practices did not create risks that were reasonably likely to have a material adverse effect on its business or operations.

Named Executive Officer Compensation Objectives

Based on the Company’s philosophy to link compensation to Company, business, and individual performance, the compensation programs for the named executive officers are built upon three objectives:

●	To compete favorably with peers in attracting and retaining qualified individuals as executive officers by offering competitive pay.
●	To “pay for performance” by compensating named executive officers based upon:
o	The Company’s performance measured against pre-established performance metrics; and
o	The Company’s performance compared to that of its Peer Group (as defined below under “Overview of Compensation and Process”).
●

To align the interests of shareholders and named executive officers by using equity awards for long-term compensation so named executive officers benefit only if the Company’s stock price rises and shareholders are similarly rewarded.

Named Executive Officer Compensation Components

Named executive officer compensation for 2017 included the following elements:

Compensation Element	What the Compensation Element Rewards	Description and Purpose of the Compensation Element
Base Salary	Core competence in the executive’s role relative to skills, years of experience and contributions to the Company.	Provides for fixed compensation based on competitive market salary levels.
Short-Term Incentives (Cash)	Contributions toward the Company’s achievement of specified profitability, growth and credit quality metrics.

An annual performance-based award that provides focus on meeting short-term goals that lead to the long-term success of the Company and which motivates achievement of critical annual performance metrics.

Long-Term Incentives (Equity)	Contributions toward the Company’s achievement of specified profitability and growth metrics, with an emphasis on metrics supporting long-term growth.

Restricted stock awards increase executive ownership in the Company and aid in executive retention in a challenging business environment and competitive labor market; these awards emphasize positive long-term performance and align executive interests with those of shareholders.

Retirement Benefits	Retention of executive for the balance of his/her career.

The SERP provides retirement benefits for the executive commensurate with those available to comparable peers. The qualified 401(k) program, available to all eligible employees, provides the executive with a tax-deferred mechanism to save for retirement.

Health and Welfare Benefits	Such benefits are part of a broad-based competitive total compensation program.	Employee benefit plans are generally available to all employees and include disability plans, paid time off, and health and life insurance.
Additional Benefits and Perquisites	Active participation in business promotional activities on behalf of the Company.	Provides for the executive to promote the Company’s business within the market and may include an automobile allowance or the use of a bank-owned automobile, and club memberships.

Overview of Compensation and Process

Base salaries for named executive officers generally are reviewed and set on an annual basis by the Executive Compensation Committee.

The Executive Compensation Committee reviews and recommends the Short-Term Program and Long-Term Program for the new fiscal year to the Board for approval, reviews and approves awards granted under such programs and reports awards to the Board. The Executive Compensation Committee approves equity awards for the Company’s named executive officers.

It is the practice of the Executive Compensation Committee to review periodically the history of all the elements of each named executive officer’s total compensation over previous years and compare the compensation of the named executive officer with that of the executive officers in an appropriate market place and peer group.

In 2016, the Executive Compensation Committee engaged consulting firm McLagan, which provides compensation consulting, operational benchmarking and best practice research across the financial industries, to review compensation for its named executive officers relative to that of similar financial institutions. McLagan presented the Executive Compensation Committee with an analysis of salaries, cash compensation (salary plus cash bonuses), direct compensation (salary plus cash bonuses plus equity/long-term compensation) and total compensation (direct compensation plus retirement benefits plus other compensation). Such analysis included a review of compensation relative to that of comparable financial institutions. A summary of the findings from the McLagan September 2016 report comparing the 2016 compensation of the Company’s named executive officers to estimated 2016 target compensation for the market indicated that the salaries, cash compensation and direct compensation at target for the Company’s named executive officers were within a market competitive range.

The following financial services companies located in California, Oregon and Washington represented the peer group (the “Peer Group”) selected by the Executive Compensation Committee with McLagan’s assistance in September 2016. The primary criteria for the Peer Group included total assets, geographic locations, performance and business model. The compensation of this Peer Group’s executives was used to establish the Company’s 2017 named executive officer compensation.

1st Century Bancshares Inc.	First Foundation Inc.	Pacific Continental Corp
American River Bankshares	First Northern Community Bancorp	Pacific Mercantile Bancorp
Bank of Marin Bancorp	FNB Bancorp	Provident Financial Holdings
Cascade Bancorp	Heritage Commerce Corp	Riverview Bancorp Inc.
Central Valley Community Bancorp	Heritage Oaks Bancorp	Sierra Bancorp
Community West Bancshares	Oak Valley Bancorp	United Security Bancshares
First Financial Northwest Inc.

Compensation Objectives

In order to set competitive benchmarks for 2017 annual and long-term compensation for the named executive officers, the Executive Compensation Committee reviewed data compiled in the compensation report prepared by McLagan in September 2016. This data presented Peer Group annual cash, long-term incentive and total compensation amounts as reported in the annual filings for those companies’ executive officers whose positions and responsibilities most closely matched those of the Company’s named executive officers. For each of the Company’s named executive officers, this compensation data was examined relative to Peer Group median compensation. The Executive Compensation Committee used this information to help determine competitive benchmarks for 2017 base salary, annual cash incentive awards, and long-term compensation awards for the named executive officers.

The Executive Compensation Committee solicits input from the entire Board to review, establish and approve corporate goals and objectives relevant to the Chief Executive Officer’s compensation. At a meeting at which the Chief Executive Officer is not present, the Executive Compensation Committee evaluates the Chief Executive Officer’s performance in light of these corporate goals and objectives and determines the Chief Executive Officer’s compensation based on the evaluation. Typically, the Chief Executive Officer makes compensation recommendations to the Executive Compensation Committee with respect to the executive officers who report to him. Such executive officers are not present at the time of these deliberations.

Review of Executive Performance

The Executive Compensation Committee annually reviews each compensation element for named executive officers. The Executive Compensation Committee takes into account the role and responsibilities, expertise, skills and years of experience of each named executive officer in comparison to competitive salary levels.

The Executive Compensation Committee may, in its sole discretion, determine that a named executive officer shall not be granted all or any portion of an incentive compensation award, regardless of having achieved the applicable financial performance goal, if the Executive Compensation Committee determines that the named executive officer has failed to comply with the Company’s Code of Ethics, Code of Conduct or another Company policy, or for any other lawful reason as determined by the Executive Compensation Committee.

Named Executive Officer Compensation

The components of executive compensation are intended to work together to compensate the named executive officer fairly for services, reward him based upon the Company’s overall performance and reward his own performance during the year. In assessing the named executive officer’s total rewards, the Executive Compensation Committee reviews each component of his compensation and considers and evaluates pay mix, the competitive market, and the value of total pay, benefits and perquisites. The Executive Compensation Committee further takes into consideration the shareholder voting results on named executive officer compensation, which historically have indicated a high level of support.

Base Salary

Base salary generally is established by the Executive Compensation Committee based on the named executive officer’s performance, experience, competent and effective execution of strategic objectives, and level of responsibilities, with total compensation targeted at or near the 50th percentile of the comparable Peer Group. In setting the base salaries of the named executive officers for fiscal year 2017, the Executive Compensation Committee considered the compensation packages of executives in the Company’s Peer Group, the growth and increased complexity of the Company and the Company’s level of success in its short- and long-term goals in relation to:

●	Achievement of specific profitability, loan growth, deposit growth and asset quality targets;
●	Performance results relative to the Peer Group;
●	Short- and long-term strategic goals; and
●	Overall financial performance of the Company.

Named Executive Officer	2016 Salary ($)	2017 Salary ($)	Increase (%)
Randall S. Eslick	365,000	415,000	13.70
James A. Sundquist	240,000	265,000	10.42
Samuel D. Jimenez	275,000	280,000	1.82
Robert H. Muttera	240,000	250,000	4.17

The Executive Compensation Committee increased Mr. Eslick’s base salary in 2017 because market studies showed that Mr. Eslick was being paid considerably less than his peers when he became the Chief Executive Officer in November 2013. The Executive Compensation Committee has executed its plan to bring Mr. Eslick’s base salary to a comparable level to that of his peers over the last three years. Mr. Eslick is performing at a high level in his role, and his leadership is helping to drive positive Company results.

The Executive Compensation Committee increased Mr. Sundquist’s base salary in 2017 after considering his extensive experience as a Chief Financial Officer, high level of performance, contributions to the Company and competence.

Short-Term Program

The Short-Term Program adopted in 2017 covered cash incentive awards and was designed to reward the Company’s named executive officers for achieving short-term financial goals, including loan and deposit growth, net income, earnings performance versus peers, and satisfactory asset quality.

The Executive Compensation Committee approved a threshold, target and maximum payout as a percentage of the base salary earned during the incentive period for each named executive officer. These targets were based on competitive market practices for each comparable position.

The table below reflects the payout opportunities that were approved for 2017:

Named Executive Officer	Threshold (% of Salary)	Target (% of Salary)	Maximum (% of Salary)
Randall S. Eslick	14.88	35.00	49.88
James A. Sundquist	12.75	30.00	42.75
Samuel D. Jimenez	12.75	30.00	42.75
Robert H. Muttera	12.75	30.00	42.75

An initial threshold of return on average assets (“ROAA”) equal to 0.70 percent was required in order for any award to be paid out under the Short-Term Program. In addition, laddered ROAA thresholds in a range up to one percent were established to cap the maximum aggregate award earned and paid out under the Short-Term Program based on the level of ROAA performance achieved. The laddered ROAA thresholds were pro-rated and designed to ensure that an appropriate relationship existed between Company earnings and named executive officer incentives.

The Short-Term Program established a set of financial metrics which were intended to drive performance. Each metric had a weight within the Short-Term Program. These metrics included (i) performing loan growth, (ii) core deposit growth, (iii) net income available to common shareholders, (iv) ROAA, and (v) classified ratio.

The table below summarizes the weighting, performance levels established for threshold, target and maximum, and actual performance achieved in 2017 for each metric.

Metric	Weight (%)	Threshold	Target	Maximum	Actual	Performance Level Achieved	Payout (as % of Target)
Performing Loan Growth[1]	15	$54,000,000	$72,000,000	$82,800,000	$81,211,000	Above Target	112.79
Core Deposit Growth[2]	20	$62,300,000	$89,000,000	$102,350,000	$124,107,000	Maximum	115.00
Net Income Available to Common Shareholders[3]	25	$7,284,600	$8,094,000	$9,308,100	$9,333,000	Maximum	115.00
ROAA[4]	25	80% of peer median	100% of peer median	115% of peer median	82.86% of peer median	Below Target	82.86
Classified Ratio[5]	15	</= 25%	</= 25%	</= 25%	9.31%	Target	100.00
Overall Company Performance (prior to ROAA Cap)							117.25

Laddered ROAA Cap
ROAA		0.70%	0.80%	1.00%	0.78%
Maximum Aggregate Award Percentage		50.00%	100.00%	142.50%	90.00%

Overall Company Performance (after ROAA Cap)							90.00

The amount of incentive award paid to each named executive officer under the Short-Term Program was based on how well the Company met its targeted goals. Each metric had different thresholds and ranges and was calculated independently of other metrics to determine the total award. All awards under the Short-Term Program were subject to the discretion of the Executive Compensation Committee and the Board.

The Company's actual results for the year ended December 31, 2017 were impacted by significant events that were considered not indicative of the core operating performance of the Company or were not directly linked to the performance of the participant group as a whole. In accordance with their authority to exercise discretion as outlined in the Short-Term Program, the Executive Compensation Committee deemed that these events should be excluded from the determination of the achievement of the performance targets. Thus, they approved one-time adjustments to the Company’s GAAP results for the revaluation of the Company’s deferred tax assets following the signing of the Tax Cuts and Jobs Act into law, as well as the receipt of death benefits under a Bank-Owned Life Insurance policy in connection with the passing of a former executive officer.

Actual 2017 Payouts Under Short-Term Program

Named Executive Officer	Incentive Amount ($)	% of Salary	% of Target
Randall S. Eslick	130,725	31.50	90.00
James A. Sundquist	71,550	27.00	90.00
Samuel D. Jimenez	75,600	27.00	90.00
Robert H. Muttera	67,500	27.00	90.00

1 Gross loans, less nonaccrual loans.

2 All non-maturing deposits.

3 Actual net income available to common shareholders reflects one-time adjustments for the revaluation of deferred tax assets and payout of a death benefit under a Bank-Owned Life Insurance policy.

4 The threshold ROAA performance goal for 2017 was equal to 80.00 percent or better of the Peer Group median ROAA and a minimum ROAA of 0.70 percent. In 2017, the Company achieved ROAA of 0.78 percent; the median ROAA of the Peer Group (as of September 30, 2017) was 0.94 percent.

5 Adversely classified assets divided by total capital.

Long-Term Program

The Executive Compensation Committee believes that restricted stock awards are the most effective form of equity-based compensation to reward named executive officers for their contributions to the Company’s long-term performance. Equity awards which increase in value as the Company’s stock price increases directly align named executive officers’ interests with shareholders’ interests to increase stock value over the long term. Equity-based awards under the Long-Term Program were made under the Company’s current 2010 Equity Plan.

Awards were granted under the Long-Term Program in January 2017 based on 2016 Company performance results. The Long-Term Program was designed to reward the Company’s named executive officers for achieving financial and strategic goals that supported the long-term success and growth of the Company.

The Executive Compensation Committee approved a threshold, target and maximum payout as a percentage of the base salary earned during the incentive period for each named executive officer. These targets were based on competitive practices for each comparable position. The incentive target percentage represented the named executive officer’s incentive opportunity if the annual performance goals were achieved.

The table below reflects the approved award amounts that could have been earned by each eligible named executive officer (for 2016 Company performance and granted in 2017) under the Long-Term Program.

Named Executive Officer	Threshold (% of Salary)	Target (% of Salary)	Maximum (% of Salary)
Randall S. Eslick	29.31	35.00	40.25
James A. Sundquist	20.94	25.00	28.75
Samuel D. Jimenez	20.94	25.00	28.75
Robert H. Muttera	20.94	25.00	28.75

The Long-Term Program established a set of financial metrics which were intended to drive performance. Each metric was weighted twenty-five percent to reflect the equal emphasis on the Company’s long-term growth objectives and long-term shareholder value. In March 2016, Redding Bank of Commerce completed the purchase of five Bank of America branches in northern California (the “Branch Acquisition”). As such, certain metrics of the Long-Term Program were structured to measure successful execution and integration of the purchase.

The Long-Term Program metrics included (i) deposit runoff, since a significant component of building long-term franchise value is low-cost core deposits, and a low level of deposit runoff was critically important to the success of the Branch Acquisition; (ii) performing loan growth, which is essential to achieving earnings and asset quality targets; (iii) total non-interest income, which is a strategic way of generating income; and (iv) fourth quarter consolidated net income, since earnings drive stock price and stock price drives shareholder value. The Executive Compensation Committee chose fourth quarter consolidated net income as a more appropriate measurement than year-to-date consolidated net income due to the timing and effects of the Branch Acquisition in 2016. The fourth quarter run-rate was expected to reflect stabilized and sustainable earnings and provide a solid gauge for future annualized performance.

The Long-Term Program was subject to potential payout adjustments based on two key metrics. First, a measure of ROAA, annualized for fourth quarter, relative to the same metric of the Peer Group, was used to determine a potential payout adjustment. Second, the Company’s asset quality was measured. Maintaining a satisfactory level and trend of classified assets to total capital is an indicator of the quality of the loan portfolio and credit administration’s effectiveness in managing the portfolio to the Board’s desired risk tolerance. Given the negative impact that a relatively high level of classified assets likely will have on the financial performance of the Company, a reduction of the long-term payout would have been considered if the classified ratio increased above acceptable levels.

Metric	Weight (%)	Threshold	Target	Maximum	Actual	Performance Level Achieved	Payout (as % of Target)
Deposit Runoff[1]	25	15.00%	10.00%	0.00%	2.33%	Target	100
Performing Loan Growth	25	$68,800,000	$86,000,000	$103,200,000	$90,194,875	Target	100
Total Non-Interest Income	25	$2,940,150	$3,459,000	$4,150,800	$3,595,000	Target	100
Consolidated Net Income[2]	25	$1,474,750	$1,735,000	$2,082,000	$2,297,000	Maximum	120
Overall Company Performance							105

1 This category related only to those deposits acquired in 2016 through the Branch Acquisition, and the Company exceeded its target goal of not more than 10 percent runoff by 7.67 percent for a total runoff of only 2.33 percent.

2 This category represented fourth quarter consolidated net income.

Figures shown above reflect 2016 Company performance, which was applicable to equity incentive awards made in 2017. The amount of incentive award granted to each named executive officer under the Long-Term Program was based on how well the Company met its budgeted goals. Each metric had weightings, thresholds and ranges and was calculated independently of other metrics to determine the total award. All awards under the Long-Term Program were subject to the discretion of the Executive Compensation Committee and the Board.

2017 Grants Under Long-Term Program

Named Executive Officer	Incentive Amount ($)	% of Salary	% of Target
Randall S. Eslick	134,137	36.75	105.00
James A. Sundquist	63,003	26.25	105.00
Samuel D. Jimenez	72,189	26.25	105.00
Robert H. Muttera	63,003	26.25	105.00

The 2017 restricted stock grants, based on 2016 performance and granted in January 2017, vest in three equal annual installments beginning on the first anniversary of the date of grant (the amounts of which are reflected in the “Grants of Plan-Based Awards” table).

Updates to the Long-Term Program

In 2017, the Company designed and adopted an updated long-term program that went into effect beginning with the equity awards granted in January 2018 based on 2017 Company performance.

The updated long-term program performance components did not overlap with the performance components contained in the Short-Term Program. The metrics consisted of return on average equity and efficiency ratio, with both such metrics based on budgeted expectations and peer group performance; corporate governance; and other strategic objectives. A more comprehensive summary of the updated long-term program, as well as reporting of the equity awards granted in January 2018 based on 2017 Company performance, will be included in the Company’s proxy statement for the 2019 annual meeting.

Perquisites and Other Benefits

The Executive Compensation Committee believes that offering certain perquisites helps in the operation of the business, as well as assisting the Company to recruit and retain key executive officers. In some cases, benefits including an automobile allowance or the use of a bank-owned automobile, and a club membership, are offered to named executive officers. The Company’s named executive officers may participate in the same benefit programs available to all employees. These programs include health, life and disability insurance and participation in a 401(k) plan.

Post-Retirement Arrangements

The Company has entered into employment agreements with its named executive officers which contain a change-in-control provision providing for certain payments following termination of employment. Redding Bank of Commerce has entered into individual Salary Continuation Agreements (commonly referred to as a Supplemental Executive Retirement Plan or “SERP”) with certain of its named executive officers which provide for payments that are fixed pursuant to the individual SERP and do not depend on years of credited service.

The terms of the respective employment agreement and SERP with each of the named executive officers are described under “Post-Employment and Termination Benefits” below.

Role and Relationship of the Compensation Consultant

The Executive Compensation Committee has the sole authority to retain and terminate a compensation consultant and to approve the consultant’s fees and all other terms of the engagement. The Executive Compensation Committee has direct access to outside advisors and consultants throughout the year.

The Executive Compensation Committee has utilized the services of McLagan as an independent outside compensation consultant periodically since 2012. In September 2016, McLagan provided the Executive Compensation Committee with reports regarding the market analyses of compensation of directors and executives. During 2017, McLagan assisted the Executive Compensation Committee in connection with general compensation questions and issues. McLagan’s services include conducting peer group analysis and benchmarking studies, establishing compensation guidelines, assisting with the design of incentive programs, and providing insight on emerging regulations and best practices. McLagan was engaged directly by and reports directly to the Executive Compensation Committee.

The Executive Compensation Committee considered the independence of McLagan in light of NASDAQ listing standards and SEC regulations. The Executive Compensation Committee requested and received a report from McLagan addressing the independence of McLagan and the senior advisors involved in the engagement, which considers the following factors: (i) other services provided to the Company by McLagan; (ii) fees paid by the Company as a percentage of Aon’s total revenue; (iii) policies or procedures maintained by McLagan that are designed to prevent a conflict of interest; (iv) any business or personal relationships between the senior advisors and a member of the Executive Compensation Committee; (v) any Company stock owned by the senior advisors; and (vi) any business or personal relationships between the Company’s executive officers and the senior advisors. The Executive Compensation Committee discussed these considerations and concluded that the work performed by McLagan and the senior advisors involved in the engagement did not raise any conflict of interest.

Commitment to Quality Governance

The Executive Compensation Committee has adopted the following procedures intended to ensure quality governance of the Company’s “pay for performance” philosophy:

●	Only independent members of the Board may serve on the Executive Compensation Committee;
●

The Executive Compensation Committee meets on a regular basis as needed throughout the year. Generally, the Executive Compensation Committee will review year-to-date financial performance versus budget, named executive officer stock ownership levels, each named executive officer’s target total compensation for the year and other topics as appropriate;

●

At least once a year, the Executive Compensation Committee reviews each named executive officer’s total compensation package, including base salary, cash and stock incentive awards, qualified and nonqualified retirement plans, deferred compensation benefit packages, and perquisites, and compares it to the Peer Group;

●	The Executive Compensation Committee utilizes independent compensation consultant reports to assist in the analysis of compensation packages;
●

The Executive Compensation Committee charter provides that changes to the compensation policies and programs applicable to the Company’s named executive officers are submitted to the full Board for approval;

●

At least once a year, the Executive Compensation Committee reviews and reassesses its charter and recommends any proposed changes to the Board for approval. The Executive Compensation Committee also conducts an annual evaluation of its own performance, comparing its performance with the requirements of its charter; and

●

The Executive Compensation Committee reports on its meetings to the full Board. Additionally, the Executive Compensation Committee reports to the full Board the results of its evaluation of its own performance as described above.

Clawback Policy

The Board has adopted a Clawback Policy providing for the recovery of incentive compensation in certain circumstances. Under the Clawback Policy, if the Company is required to prepare an accounting restatement due to the Company’s material noncompliance with any financial reporting requirement under applicable securities laws, and the Board determines that the misconduct of any person who was an executive officer at the time of the misconduct contributed to the requirement to restate the Company’s financial statements, the Company will recover compensation from any such current or former executive officer who received incentive compensation (including equity-based compensation) during the one-year period preceding the date of the restatement, in excess of what would have been paid to the executive absent the erroneous data.

Anti-Hedging Policy

The Board has adopted an Anti-Hedging Policy that prohibits the Company’s directors, officers and employees from engaging in a “hedging transaction,” which is generally a transaction that would have the economic effect of establishing a downside price protection in connection with Common Stock owned by such person. This type of transaction may create the appearance that the person’s interests generally are not aligned with those of the Company’s shareholders, to the extent that it is designed to hedge or offset against any decrease in the market value of Common Stock.

Anti-Pledging and Margin Account Policy

The Board has adopted an Anti-Pledging and Margin Account Policy that prohibits the Company’s directors and executive officers from pledging Common Stock as collateral or from holding Common Stock in a margin account. This policy was adopted on December 20, 2016 and does not affect any pledges of Common Stock that were made prior to that date, except that (i) no such pre-existing pledges may be increased in amount after that date, (ii) no pledges, including pledges made prior to that date, are permitted after December 31, 2018, and (iii) all such pledges must be ended by December 31, 2018, in any event.

Stock Ownership and Retention Guidelines

The Board has approved stock ownership and retention guidelines for its directors and executive officers which are intended to help closely align the financial interests of such persons with those of the Company’s shareholders. Within five years after appointment or election to the Board or five years from December 20, 2016, the date the policy was adopted, whichever is later, each director is expected to acquire and retain shares of Common Stock having a market value of at least five times his or her annual cash retainer (exclusive of committee fees). All directors have met the guideline or are on track to meet the guideline within the required timeframe.

Similarly, executive officers who are required to file reports pursuant to Section 16 of the Exchange Act are expected, within five years of appointment or five years from December 20, 2016, the date the policy was adopted, whichever is later, to acquire and retain Common Stock having a market value equal to at least two times his or her annual base salary. All executive officers have met the guideline or are on track to meet the guideline within the required timeframe.

Unless a director or executive officer has achieved the applicable guideline level of share ownership, he or she is required to retain an amount equal to fifty percent of the net shares received as a result of the exercise, vesting or payment of any Company equity awards granted to him or her. A director or executive officer must continue to retain such shares for as long as the director or executive officer is subject to the guidelines.

Summary Compensation Table

SEC regulations require disclosure of all plan and non-plan compensation awarded to, earned by, or paid to the named executive officers for each of the Company’s last three completed fiscal years. The following table sets forth such summary information for the Company’s principal executive officer, principal financial officer and the Company’s other two executive officers. The Company has only four executive officers who perform a policy-making function for the Company.

Name and Principal Position	Year	Salary ($)[1]	Bonus ($)[2]	Stock Awards ($)[3]	Option Awards ($)[4]	Non-Equity Incentive Plan Compensation ($)[5]	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)[6]	All Other Compensation ($)[7]	Total ($)
Randall S. Eslick,	2017	415,000	0	134,137	0	130,725	116,761	22,002	818,625
President and Chief	2016	365,000	0	98,681	0	134,138	106,386	23,216	727,421
Executive Officer	2015	318,583	0	54,190	0	102,026	97,840	23,284	595,923

James A. Sundquist,	2017	265,000	0	63,003	0	71,550	0	15,329	414,882
Executive Vice	2016	240,000	0	49,781	0	75,600	0	18,124	383,505
President and Chief Financial Officer	2015	225,000	2,563	0	26,610	61,763	0	12,496	328,432

Samuel D. Jimenez,	2017	280,000	0	72,189	0	75,600	44,055	27,482	499,326
Executive Vice	2016	275,000	0	58,631	0	86,625	39,008	26,648	485,912
President and Chief Operating Officer	2015	265,000	0	40,902	0	72,743	34,929	36,762	450,336

Robert H. Muttera,	2017	250,000	0	63,003	0	67,500	133,530	27,087	541,120
Executive Vice	2016	240,000	0	49,781	0	75,600	119,440	27,306	512,127
President and Chief Credit Officer	2015	225,000	15,000	36,812	0	61,763	107,439	23,758	469,772

Details of “All Other Compensation” in the Summary Compensation Table

Name	Year	Automobile Allowance ($)[8]	Club Membership ($)[9]	Vacation Payout ($)[10]	401(k) Plan Match ($)	Total ($)
Randall S. Eslick	2017	4,630	6,572	0	10,800	22,002
	2016	6,176	6,440	0	10,600	23,216
	2015	6,617	6,067	0	10,600	23,284

James A. Sundquist	2017	4,529	0	0	10,800	15,329
	2016	7,524	0	0	10,600	18,124
	2015	4,821	0	0	7,675	12,496

Samuel D. Jimenez	2017	11,700	4,982	0	10,800	27,482
	2016	11,700	4,348	0	10,600	26,648
	2015	11,700	4,270	10,192	10,600	36,762

Robert H. Muttera	2017	6,560	9,727	0	10,800	27,087
	2016	5,942	10,764	0	10,600	27,306
	2015	4,665	8,493	0	10,600	23,758

1 Base salaries include 401(k) contributions made by the named executive officers in the aggregate of $96,000 during 2017. Each of the named executive officers contributed $24,000 to his respective 401(k) plan account.

2 The 2015 amounts for Messrs. Sundquist and Muttera reflect discretionary bonuses recommended by the Chief Executive Officer.

3 Amount represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of equity incentive compensation earned under the Company’s Long-Term Program for performance during the prior year. The material terms of the Long-Term Program are described in the section “Long-Term Program” above. The stock underlying such awards was issued in January of the respective year. Mr. Sundquist did not receive a stock award on January 20, 2015 for 2014 performance due to the fact that he was hired on December 1, 2014.

4 The value of the stock option award is computed based upon the grant date fair value, consistent with FASB ASC Topic 718. Assumptions used to calculate this amount are set forth in the notes to the Company’s consolidated financial statements included in the accompanying Annual Report.

5 Amounts represent cash incentive compensation earned under the Company’s Short-Term Program, the material terms of which are described in the section “Short-Term Program” above, for the respective years and paid in January of the following year.

6 Amounts represent contributions by the Company and interest earned on segregated accounts under the named executive officer’s SERP, the material terms of which are described below under “Post-Employment and Termination Benefits.”

7 Amounts reported under “All Other Compensation” are detailed in the table captioned “Details of “All Other Compensation” in the Summary Compensation Table.”

8 Represents an automobile allowance or an automobile for business use. The officers may have derived some personal benefit from the use of such automobiles.

9 Represents club membership fees and expenses to entertain customers. The officers may have derived some personal benefit from the use of such membership.

10 Represents vacation payout of time accrued and unused at year end.

Equity Incentive Plan

The 2010 Equity Plan provides for the grant of incentive stock options, nonqualified stock options, restricted stock and restricted stock units. All eligible employees and directors may participate in the 2010 Equity Plan. As of December 31, 2017, 134,500 stock options were outstanding, 74,489 unvested restricted shares were outstanding, and 203,670 shares remained available for future awards.

Grants of Plan-Based Awards

The following table presents certain information with respect to incentive awards granted to the named executive officers in 2017.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards[2]			All Other Stock Awards: Number of Shares of Stock or Units[3]	Grant Date Fair Value of Stock and Option Awards
		Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)	(#)	($)
Randall S. Eslick	1/26/2017	61,731	145,250	206,981	0	145,250	174,300	13,347	134,137
James A. Sundquist	1/26/2017	33,788	79,500	113,288	0	66,250	79,500	6,269	63,003
Samuel D. Jimenez	1/26/2017	35,700	84,000	119,700	0	70,000	84,000	7,183	72,189
Robert H. Muttera	1/26/2017	31,875	75,000	106,875	0	62,500	75,000	6,269	63,003

Outstanding Equity Awards at Fiscal Year End

The following table presents certain information concerning the outstanding equity awards held as of December 31, 2017 by each named executive officer of the Company.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)
Randall S. Eslick	2,000	0	6.50	10/14/2018
	20,000	0	4.05	03/01/2022
					5,730[4]	65,895
					13,347[5]	153,491

James A. Sundquist	12,000[6]	8,000[7]	5.83	01/15/2025
					2,890[4]	33,235
					6,269[5]	72,094

Samuel D. Jimenez					3,404[4]	39,146
					7,183[5]	82,605

Robert H. Muttera	16,000	4,000[8]	6.39	01/17/2024
					2,890[4]	33,235
					6,269[5]	72,094

1 Potential cash payouts in 2018 under the Short-Term Program based on performance in 2017.

2 Potential grants in 2018 under the Long-Term Program based on performance in 2017.

3 Restricted shares awarded in January 2017 under the Long-Term Program based on performance in 2016. Restricted shares vest in three equal annual installments over a three-year period beginning January 26, 2018 with shares becoming fully vested on January 26, 2020.

4 Represents the unvested portion of the restricted stock awards granted January 25, 2016, which shares vest in three equal annual installments over a three-year period beginning January 25, 2016 with shares becoming fully vested on January 25, 2018.

5 Represents the unvested portion of the restricted stock awards granted January 26, 2017, which shares vest in three equal annual installments over a three-year period beginning January 26, 2018 with shares becoming fully vested on January 26, 2020.

6 Vested options subject to this award were exercised on January 26, 2018.

7 Options vest twenty percent annually beginning January 15, 2015 with shares becoming fully vested January 15, 2019.

8 Options vested twenty percent annually beginning January 17, 2014 with shares becoming fully vested January 17, 2018.

Option Exercises and Stock Vested

The following table presents certain information concerning the exercise of options by and the vesting of restricted stock held by each named executive officer during the fiscal year ended December 31, 2017, including the value realized on exercise and the value of the stock awards on the vesting date.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Randall S. Eslick	0	0	8,867	85,172
James A. Sundquist	0	0	2,891	28,332
Samuel D. Jimenez	19,500	109,400	5,772	55,264
Robert H. Muttera	0	0	5,022	48,044

Pension Benefits

The following table illustrates the approximate annual retirement income that may become payable to a named executive officer assuming benefits commence at age sixty-five for both of Messrs. Eslick and Jimenez and age sixty-seven for Mr. Muttera. The benefits for Messrs. Eslick, Jimenez and Muttera are payable over a period of ten years. Mr. Sundquist does not have a separate agreement providing retirement benefits.

Name	Plan Name[1]	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Randall S. Eslick	SERP	12	643,055	0
James A. Sundquist	N/A	N/A	N/A	N/A
Samuel D. Jimenez	SERP	9	236,703	0
Robert H. Muttera	SERP	4	460,324	0

Nonqualified Deferred Compensation

As noted above in the section entitled “DIRECTOR COMPENSATION,” directors may participate in the 2013 Plan; however, no such plan or benefit exists for named executive officers.

Post-Employment and Termination Benefits

The post-employment and termination arrangements currently in place for the named executive officers are described below. The amounts are based on the maximum amounts that could be paid under these arrangements.

Salary Continuation Agreements (Supplemental Executive Retirement Plan or SERP)

The Redding Bank of Commerce board of directors has approved a SERP for certain named executive officers. In general, the SERPs provide a nonqualified benefit to named executive officers, and through the SERPs, the Company agrees to provide specified benefits in the future to named executive officers who meet certain criteria and contribute materially to the continued growth, development and business success of Redding Bank of Commerce.

The terms and payments under the SERP are determined by individual agreements with the named executive officers and are not based on years of credited service. In order to receive the benefits under his respective SERP, the respective named executive officer must meet the requisite criteria. Benefits under the SERP generally include income payable commencing upon a qualifying termination of employment and a death benefit for the participants’ designated beneficiaries.

1 The terms of the SERP are described in the section “Salary Continuation Agreements (Supplemental Executive Retirement Plan or SERP)”.

The SERPs provide for five general classes of benefits for the named executive officers, and the Executive Compensation Committee acts as administrator of the plan. Mr. Sundquist does not have a SERP and therefore is not included in the discussion below.

(1)

Normal Retirement Benefit. The normal retirement benefit is calculated to provide a target annual benefit of up to seventy-five percent of the named executive officer’s compensation at the time of retirement, which is age sixty-five in the case of Messrs. Eslick and Jimenez and age sixty-seven in the case of Mr. Muttera, and will be paid in twelve equal monthly installments following termination of employment for a period of ten years.

(2)

Early Termination Benefit. The early termination benefit is the accrual balance, as such term is defined in the SERP, determined as of the end of the plan year preceding termination of employment and will be paid in 120 equal monthly installments following termination of employment.

(3)

Disability Benefit. The disability benefit is the accrual balance, as such term is defined in the SERP, determined as of the end of the plan year preceding termination of employment and will be paid in 120 equal monthly installments following termination of employment.

(4)

Death Benefit. The death during active service benefit is the normal retirement benefit described above and is paid in twelve equal monthly installments following the named executive officer’s death for a period of ten years. Should a named executive officer (i) die after benefits have commenced under the SERP but before receiving all such distributions or (ii) die prior to the date benefits would commence, any remaining benefits will be distributed to the named executive officer’s beneficiary in the same manner as such benefits would have been distributed to the named executive officer.

(5)

Change-in-Control Benefit. In the event there is a change in control followed within twenty-four months by a termination of employment, the Company will pay the accrual balance, as such term is defined in the SERP, determined as of the end of the plan year preceding termination of employment in 120 equal monthly installments commencing after normal retirement age.

Potential Payments upon Termination or Change in Control

The following table shows the maximum amounts that would have been payable to each named executive officer in 2017 under his respective agreement(s). The information is based on each named executive officer’s compensation at December 31, 2017 and assumes the triggering event occurred on December 31, 2017.

Randall S. Eslick	Termination by Company for Cause ($)	Termination by Company without Cause or by Executive for Good Reason ($)	Death ($)	Disability ($)	Change-In- Control Termination by Company without Cause or by Executive for Good Reason ($)	Retirement ($)	Early Retirement ($)
Base Salary / Employment Agreement	17,292	415,000	103,750	103,750	830,000	17,292	17,292
Health and Welfare Benefits	486	31,941	31,941	31,941	0	486	486
Benefits Payable under SERP	526,294	526,294	1,500,000	526,294	526,294	1,500,000	526,294
Accrued Vacation	9,561	9,561	9,561	9,561	9,561	9,561	9,561
Restricted Stock – Accelerated Vesting	0	0	0	0	219,386	0	0
Stock Options – Accelerated Vesting[1]	0	159,000	159,000	159,000	159,000	159,000	159,000
Short-Term Program	0	122,296	30,574	30,574	244,593	0	0
Total	553,633	1,264,092	1,834,826	861,120	1,988,834	1,686,339	712,633

1 Presumes the exercise of all vested stock options and represents the difference between the option exercise prices and the fair market value of the underlying shares of Common Stock.

James A. Sundquist	Termination by Company for Cause ($)	Termination by Company without Cause or by Executive for Good Reason ($)	Death ($)	Disability ($)	Change-In- Control Termination by Company without Cause or by Executive for Good Reason ($)	Retirement ($)	Early Retirement ($)
Base Salary / Employment Agreement	11,042	265,000	66,250	66,250	530,000	11,042	11,042
Health and Welfare Benefits	266	14,040	14,040	14,040	0	266	266
Accrued Vacation	24,951	24,951	24,951	24,951	24,951	24,951	24,951
Restricted Stock – Accelerated Vesting	0	0	0	0	105,329	0	0
Stock Options – Accelerated Vesting[1]	0	68,040	68,040	68,040	113,400	68,040	68,040
Short-Term Program	0	69,638	17,409	17,409	69,638	0	0
Total	36,259	441,669	190,690	190,690	843,318	104,299	104,299

Samuel D. Jimenez	Termination by Company for Cause ($)	Termination by Company without Cause or by Executive for Good Reason ($)	Death ($)	Disability ($)	Change-In-Control Termination by Company without Cause or by Executive for Good Reason ($)	Retirement ($)	Early Retirement ($)
Base Salary / Employment Agreement	11,667	280,000	70,000	70,000	560,000	11,667	11,667
Health and Welfare Benefits	664	43,448	43,448	43,448	0	664	664
Benefits Payable under SERP	192,648	192,648	1,250,000	192,648	192,648	1,250,000	192,648
Accrued Vacation	9,721	9,721	9,721	9,721	9,721	9,721	9,721
Restricted Stock – Accelerated Vesting	0	0	0	0	121,751	0	0
Short-Term Program	0	78,323	19,581	19,581	78,323	0	0
Total	214,700	604,140	1,392,750	335,398	962,443	1,272,052	214,700

Robert H. Muttera	Termination by Company for Cause ($)	Termination by Company without Cause or by Executive for Good Reason ($)	Death ($)	Disability ($)	Change-In-Control Termination by Company without Cause or by Executive for Good Reason ($)	Retirement ($)	Early Retirement ($)
Base Salary / Employment Agreement	10,417	250,000	62,500	62,500	500,000	10,417	10,417
Health and Welfare Benefits	0	648	648	648	0	0	0
Benefits Payable under SERP	326,794	326,794	1,000,000	326,794	326,794	1,000,000	326,794
Accrued Vacation	3,347	3,347	3,347	3,347	3,347	3,347	3,347
Restricted Stock – Accelerated Vesting	0	0	0	0	105,329	0	0
Stock Options – Accelerated Vesting[1]	0	81,760	81,760	81,760	102,200	81,760	81,760
Short-Term Program	0	68,288	17,072	17,072	68,288	0	0
Total	340,558	730,837	1,165,327	492,121	1,105,958	1,095,524	422,318

1 Presumes the exercise of all vested stock options and represents the difference between the option exercise price and the fair market value of the underlying shares of Common Stock.

2017 Named Executive Officer Employment Agreements

The Company has entered into separate employment agreements with each of its named executive officers. A summary of the agreements is set forth below.

Randall S. Eslick Employment Agreement. Mr. Eslick serves as President and Chief Executive Officer. His employment agreement, effective January 6, 2017, is for a term of three years and automatically extends for a one-year period, subject to prior termination as provided within the agreement. The employment agreement provides that in the event of termination for specified reasons, Mr. Eslick will receive an amount equal to one quarter of his then-current total compensation package (defined as current annual base salary plus the average of the annual bonus paid to Mr. Eslick during the preceding three calendar years) plus any accrued incentive awards and accrued but unused vacation as of the date of termination, all calculated as of the date of his termination, payable in one lump sum. If Mr. Eslick is terminated other than for those specified reasons, he will receive an amount equal to one times his then-current total compensation package plus any accrued incentive awards and accrued but unused vacation as of the date of termination, all calculated as of the date of his termination, payable in one lump sum. In either case, Mr. Eslick will receive a lump-sum payment in an amount equal to the amount necessary to pay Mr. Eslick’s COBRA premiums for continuation of group health insurance coverage for eighteen months. The employment agreement also provides that in the event of a change in control (as defined therein) pursuant to which Mr. Eslick’s employment is terminated, Mr. Eslick is entitled to severance pay equal to two times his total compensation package. In the event of termination, other than a change in control, Mr. Eslick is prohibited from soliciting Redding Bank of Commerce’s customers or clients for a period of one year.

James A. Sundquist Employment Agreement. Mr. Sundquist serves as Executive Vice President and Chief Financial Officer. The material terms of Mr. Sundquist’s employment agreement are identical to those of Mr. Eslick except for termination benefits related to a change in control (as defined in Mr. Sundquist’s employment agreement). In the event of a change in control pursuant to which Mr. Sundquist’s employment is terminated, Mr. Sundquist is entitled to severance pay equal to two years’ salary at the rate being paid to Mr. Sundquist as of the date of his termination plus an amount equal to one times the average of the annual bonus paid to Mr. Sundquist for the preceding three calendar years.

Samuel D. Jimenez Employment Agreement. Mr. Jimenez serves as Executive Vice President and Chief Operating Officer. The material terms of Mr. Jimenez’s employment agreement are identical to those of Mr. Sundquist.

Robert H. Muttera Employment Agreement. Mr. Muttera serves as Executive Vice President and Chief Credit Officer. The material terms of Mr. Muttera’s employment agreement are identical to those of Mr. Sundquist.

Compensation Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, the Company is providing the following information for 2017:

●	The median of the annual total compensation of all Company employees (other than Mr. Eslick, the President and Chief Executive Officer), was $55,719; and
●	The annual total compensation of Mr. Eslick was $818,625.

Based on this information, the ratio for 2017 of the annual total compensation of the Company’s Chief Executive Officer to the median of the annual total compensation of all employees is 15 to 1.

The Company completed the following steps to identify the median of the annual total compensation of all Company employees (other than the Chief Executive Officer) and to determine the annual total compensation of the Company’s median employee and Chief Executive Officer:

●	On December 31, 2017, the Company’s employee population consisted of approximately 196 individuals, including any full-time, part-time, temporary, or seasonal employees employed on that date.

●

To find the median of the annual total compensation of all Company employees (other than the Chief Executive Officer), the Company identified the median employee by examining the 2017 annual total compensation for all individuals, excluding the Chief Executive Officer, who were employed by the Company on December 31, 2017. In making this determination, the Company annualized compensation of full-time and part-time permanent employees who were employed on December 31, 2017 but who did not work for the Company the entire year. No full-time equivalent adjustments were made for part-time employees.

●	The Company identified the median employee using this compensation measure and methodology, which was consistently applied to all employees who were included in the calculation.
●

After identifying the median employee, the Company added together all of the elements of such employee’s compensation for 2017 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $55,719.

With respect to the annual total compensation of the Company’s Chief Executive Officer, the Company used the amount reported in the “Total” column of the 2017 Summary Compensation Table, which is also in accordance with the requirements of Item 402(c)(2)(x).

REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The Executive Compensation Committee of the Board makes the following report which, notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, will not be incorporated by reference into any such filings and will not otherwise be deemed to be proxy soliciting materials or to be filed under such Acts.

The Executive Compensation Committee of the Board reviewed and discussed with management the Compensation Discussion and Analysis (“CD&A”) required by Item 402(b) of Regulation S-K, and based on that review and discussion, the Executive Compensation Committee recommended to the Board that the CD&A be included as part of this Proxy Statement and the 2017 Annual Report on Form 10-K.

In addition, the Executive Compensation Committee determined that no general employee compensation plan links the potential for any material payout to the Company’s reported earnings, and so no such plan can reasonably be viewed as encouraging the manipulation of reported earnings to enhance the compensation of any employee.

Members of the Executive Compensation Committee

Jon W. Halfhide, Chairman

Orin N. Bennett

Gary R. Burks

Lyle L. Tullis

REPORT OF THE AUDIT AND QUALIFIED LEGAL COMPLIANCE COMMITTEE

The Audit Committee of the Board makes the following report which, notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, will not be incorporated by reference into any such filings and will not otherwise be deemed to be proxy soliciting materials or to be filed under such Acts.

The Board has determined that the members of the Audit Committee meet the independence requirements as defined under the NASDAQ listing standards and SEC regulations.

Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The Audit Committee is responsible for overseeing the Company’s financial reporting processes on behalf of the Board. With respect to fiscal year 2017, the Audit Committee has:

(1)

Reviewed and discussed the audited consolidated financial statements with management, and management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles;

(2)	Discussed with the independent accountants the matters required to be discussed by AS 1301 (Communication with Audit Committees);
(3)

Received from Moss Adams LLP the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with the Audit Committee concerning independence, and the Audit Committee discussed with Moss Adams LLP that firm’s independence;

(4)	Discussed with the Company’s internal and independent accountants the overall scope and plans for their respective audits; and
(5)

Met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

Based on the review and discussions referred to in items (1) through (5) above, the Audit Committee has recommended to the Company’s Board that the audited consolidated financial statements be included in the Company’s Form 10-K for the fiscal year ended December 31, 2017 for filing with the SEC.

All fees paid to Moss Adams LLP during 2017 were pre-approved by the Audit Committee.

Members of the Audit and Qualified Legal Compliance Committee

David H. Scott, Chairman1

Gary R. Burks

Jon W. Halfhide

Karl L. Silberstein

Terence J. Street

Lyle L. Tullis

Fees Paid to Independent Registered Public Accounting Firm

Moss Adams LLP was selected by the Company to serve as the Company’s independent registered public accounting firm for the 2017 fiscal year, and the shareholders of the Company ratified the selection at the 2017 annual meeting of shareholders in May 2017. The Company has selected Moss Adams LLP to serve as the Company’s independent registered public accounting firm for the 2018 fiscal year, and the shareholders of the Company are being asked to ratify the selection at the 2018 Annual Meeting.

A representative from Moss Adams LLP is expected to attend the 2018 Annual Meeting and will be available to answer questions, although the representative is not likely to make a formal statement.

The following table sets forth the aggregate fees charged to the Company by Moss Adams LLP for audit services rendered in connection with the audited consolidated financial statements and reports for the 2017 and 2016 fiscal years and for other services rendered during the 2017 and 2016 fiscal years.

Fee Category	Fiscal 2017 ($)	% of Total	Fiscal 2016 ($)[2]	% of Total
Audit Fees	373,885	92.27	308,508	87.85
Audit-Related Fees	27,299	6.74	38,538	10.97
Tax Fees	0	0.00	0	0.00
All Other Fees	4,004	0.99	4,145	1.18
Total Fees	405,188	100.00	351,191	100.00

1 Mr. Scott served as Chairman of the Audit Committee in 2017. Mr. Silberstein assumed the duties of Audit Committee Chairman upon the retirement of Mr. Scott on March 20, 2018.

2 Includes additional fees billed to the Company for 2016 services after the 2017 proxy statement was published.

Audit Fees. Consists of fees billed to the Company for professional services rendered in connection with the audit of the Company’s annual financial statements included in the Company’s annual reports on Form 10-K and review of financial statements included in the Company’s quarterly reports on Form 10-Q, and services provided in connection with a Form S-3 registration statement filed with the SEC.

Audit-Related Fees. Consists of fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and which are not reported under Audit Fees. This category includes the out-of-pocket expenses of the auditors while conducting audit services.

Tax Fees. Consists of fees for professional services for tax compliance, tax advice and tax planning.

All Other Fees. Consists of fees for products and services provided other than those reported above. The fees for 2016 include review of documents relating to a swap arrangement and review of the proxy statement. The fees for 2017 include a subscription to an accounting research tool facilitated through Moss Adams LLP.

In considering the nature of the services provided by Moss Adams LLP, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with Moss Adams LLP and Company management to determine that the services are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as by standards of the Public Company Accounting Oversight Board.

In discharging its oversight responsibility with respect to the audit process, the Audit Committee of the Board (i) obtained from the independent accountants a formal written statement describing all relationships between the accountants and the Company that might bear on the accountants’ independence consistent with Rule 3526, “Communication with Audit Committees Concerning Independence”; (ii) discussed with the accountants any relationships that may impact their objectivity and independence; and (iii) satisfied itself as to the accountants’ independence. The Audit Committee also discussed with management and the independent accountants the quality and adequacy of the Company’s internal controls and the outsourced audit functions, responsibilities, budgeting and staffing. The Audit Committee reviewed with the independent accountants their audit plans, audit scope and identification of audit risks.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

Under the Audit Committee’s charter, the Audit Committee is required to pre-approve the audit and non-audit services performed by the Company’s independent registered public accounting firm. The Audit Committee may pre-approve a list of services that may be provided by the independent registered public accounting firm without obtaining specific pre-approval from the Audit Committee.

PROPOSALS RECOMMENDED BY THE BOARD OF DIRECTORS

Proposal 1: Election of Directors.

In accordance with the Company’s articles and bylaws, the Board has set the number of directors for election to the Board at the 2018 Annual Meeting at nine and has nominated the persons identified in the section entitled “INFORMATION ABOUT THE DIRECTOR NOMINEES” for election at the Annual Meeting. If you elect the nominees presented, they will hold office until the election of their successors at the annual meeting in 2019 or until their earlier resignation.

The Company knows of no reason why any nominee listed under the section entitled “INFORMATION ABOUT THE DIRECTOR NOMINEES” may be unable to serve as a director. If any nominee is unable to serve, your proxy holder may vote for another nominee proposed by the Board.

The Board recommends a vote FOR the election of each of the nominees for director.

Proposal 2: Ratify the selection of Moss Adams LLP as the Company’s independent registered public accounting firm for 2018.

The affirmative vote of a majority of votes cast at the Annual Meeting on this proposal is required to ratify the selection of the independent registered public accounting firm. If you abstain from voting, it has no effect on the outcome of this proposal.

The Board recommends a vote FOR the ratification of the selection of Moss Adams LLP as the Company’s independent registered public accounting firm for 2018.

Proposal 3: Vote in an advisory (non-binding) capacity on a resolution approving compensation of the Company’s named executive officers.

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act and under Section 14A of the Exchange Act, the Company is required to submit to its shareholders a non-binding vote on the compensation of the Company’s named executive officers, as described in the Compensation Discussion and Analysis, the tabular disclosure regarding named executive officer compensation and the accompanying narrative disclosure in this Proxy Statement.

This proposal, commonly known as a “say-on-pay” proposal, gives the Company’s shareholders the opportunity to endorse or not endorse the Company’s executive pay program and policies through the following resolution:

“Resolved, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

This vote is not binding on the Board and will not be construed as overruling a decision by the Board, nor will the vote create or imply any additional fiduciary duty by the Board. However, the Executive Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

This matter will be decided by the affirmative vote of a majority of the votes cast at the Annual Meeting. On this matter, abstentions will have no effect on the voting.

The Board recommends a vote FOR the adoption of the advisory (non-binding) resolution approving compensation of the Company’s named executive officers.

SHAREHOLDER PROPOSALS AT 2019 ANNUAL MEETING

Proposals by shareholders to transact business at the Company’s 2019 annual meeting must be delivered in writing to the Company at its principal administrative office located at 1901 Churn Creek Road, Redding, California 96002 no later than December 6, 2018 in order to be considered for inclusion in the proxy statement and proxy card. Such proposals must comply with the provisions of the Company’s bylaws and the SEC’s regulations regarding the inclusion of shareholder proposals in the Company’s sponsored proxy materials. If a proposal is presented at the 2019 annual meeting in compliance with this paragraph, your proxy holder will vote in accordance with the recommendation of the Board or, if no recommendation is given, in accordance with his or her best judgment.

Notice of any business item proposed to be brought from the floor by a shareholder at the Company’s 2019 annual meeting, including the nomination of directors, must be received in writing by the Corporate Secretary of the Company no earlier than January 22, 2019 and no later than February 21, 2019, must include a brief description of the business desired to be brought before the meeting, and must comply with the provisions of the Company’s bylaws. If the Company does not receive timely notice, such proposal will not be considered a business item at the annual meeting, and the Chairman of the meeting will refuse to acknowledge any proposal not made in compliance with the foregoing procedures.

OTHER BUSINESS

The Company knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, your proxy holder will vote in accordance with the recommendation of the Board or, if no recommendation is given, in accordance with his or her best judgment. Whether or not you intend to be present at the Annual Meeting, please vote promptly.

By Order of the Board of Directors,

/s/ Andrea M. Schneck

Andrea M. Schneck

Corporate Secretary

Sacramento, California

April 5, 2018

BANK OF COMMERCE HOLDINGS
ATTN: ANDREA SCHNECK, VP
1901 CHURN CREEK ROAD
REDDING, CA 96002

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

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**VOTE BY INTERNET - www.proxyvote.com**
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

**ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS**
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 0000000000000000

| NAME | SHARES |
|---|---|
| THE COMPANY NAME INC. - COMMON | 123,456,789,012.12345 |
| THE COMPANY NAME INC. - CLASS A | 123,456,789,012.12345 |
| THE COMPANY NAME INC. - CLASS B | 123,456,789,012.12345 |
| THE COMPANY NAME INC. - CLASS C | 123,456,789,012.12345 |
| THE COMPANY NAME INC. - CLASS D | 123,456,789,012.12345 |
| THE COMPANY NAME INC. - CLASS E | 123,456,789,012.12345 |
| THE COMPANY NAME INC. - CLASS F | 123,456,789,012.12345 |
| THE COMPANY NAME INC. - 401 K | 123,456,789,012.12345 |

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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

For All ☐ Withhold All ☐ For All Except ☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

______________________

02 0000000000

1. Election of Directors.

Nominees

01 Orin N. Bennett
02 Gary R. Burks
03 Randall S. Eslick
04 Joseph Q. Gibson
05 Jon W. Halfhide
06 Linda J. Miles
07 Karl L. Silberstein
08 Terence J. Street
09 Lyle L. Tullis

The Board of Directors recommends you vote FOR proposals 2. and 3.

| | For | Against | Abstain |
|---|---|---|---|
| 2. Ratify the selection of Moss Adams LLP as our independent registered public accounting firm for 2018. | ☐ | ☐ | ☐ |
| 3. Vote in an advisory (non-binding) capacity on a resolution approving compensation of our named executive officers. | ☐ | ☐ | ☐ |

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000369933_1 R1.0.1.17

**Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:** The Notice & Proxy Statement, Annual Report and Form 10K are available at www.proxyvote.com

**BANK OF COMMERCE HOLDINGS**
**Annual Meeting of Shareholders**
**May 22, 2018 10:00 AM Pacific Time**
**This proxy is solicited by the Board of Directors**

The shareholder(s) hereby appoint(s) Lyle L. Tullis, Chairman of the Board, and Randall S. Eslick, President and Chief Executive Officer, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes the proxy to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of BANK OF COMMERCE HOLDINGS that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held on May 22, 2018 at 10:00 AM Pacific Time at the Bank of Commerce Holdings' corporate headquarters building located at 555 Capitol Mall, Sacramento, California 95814 in the Third Floor Boardroom, and any adjournment or postponement thereof.

**This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.**

0000369933_2 R1.0.1.17

**Continued and to be signed on reverse side**